FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-07

Dated April 26, 2013	JPMCC 2013-LC11

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2013-LC11
$1,316,005,831 (Approximate Mortgage Pool Balance)

$1,220,595,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-LC11

JPMorgan Chase Bank, National Association Ladder Capital Finance LLC Mortgage Loan Sellers J.P. Morgan Sole Bookrunner and Lead Manager
Ladder Capital Securities	Morgan Stanley	Drexel Hamilton

Co-Manager	Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 26, 2013	JPMCC 2013-LC11

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC, Morgan Stanley & Co. LLC and Drexel Hamilton, LLC (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / S&P)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf)	$61,803,000		30.000%	3.00	6/13-2/18	44.0%	15.5%
A-2	Aaa(sf) / AAA(sf)	$79,253,000		30.000%	4.90	2/18-4/18	44.0%	15.5%
A-3	Aaa(sf) / AAA(sf)	$23,000,000		30.000%	6.92	4/20-4/20	44.0%	15.5%
A-4	Aaa(sf) / AAA(sf)	$250,000,000		30.000%	9.79	1/23-3/23	44.0%	15.5%
A-5	Aaa(sf) / AAA(sf)	$389,304,000		30.000%	9.89	3/23-4/23	44.0%	15.5%
A-SB	Aaa(sf) / AAA(sf)	$117,844,000		30.000%	7.33	3/18-1/23	44.0%	15.5%
X-A	Aaa(sf) / AAA(sf)	$1,028,130,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	A2(sf) / A-(sf)	$139,825,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aaa(sf) / AAA(sf)	$106,926,000		21.875%	9.92	4/23-4/23	49.1%	13.9%
B	Aa3(sf) / AA-(sf)	$92,120,000		14.875%	9.92	4/23-4/23	53.5%	12.7%
C	A3(sf) / A-(sf)	$47,705,000		11.250%	9.96	4/23-5/23	55.8%	12.2%
D	Baa3(sf) / BBB-(sf)	$52,640,000		7.250%	10.00	5/23-5/23	58.3%	11.7%

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s / S&P)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / NR	$95,410,830	(6)	N/A	N/A	N/A	N/A	N/A
E	Ba2(sf) / BB(sf)	$24,676,000		5.375%	10.00	5/23-5/23	59.5%	11.4%
F	B2(sf) / BB-(sf)	$24,675,000		3.500%	10.00	5/23-5/23	60.7%	11.2%
NR	NR / NR	$46,059,830		0.000%	10.00	5/23-5/23	62.9%	10.8%

Loan-Specific Certificates(7)
Class	Expected Ratings (Moody’s / S&P)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
AN	NR / NR	$16,984,009	N/A	4.78	6/13-4/18	N/A	N/A
PF	NR / NR	$1,998,198	N/A	4.79	6/13-4/18	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The credit support percentage for each of the Publicly Offered Certificates and the Privately Offered Certificates does not include the non-pooled components of the Componentized Mortgage Loans.

(3)	Assumes 0% CPR / 0% CDR and a May 14, 2013 settlement date. Based on modeling assumptions as described in the Free Writing Prospectus, dated April 26, 2013 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess from any mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Structural and Collateral Term Sheet concerning the Class X-C, Class E, Class F, Class NR, Class AN, Class PF and Class R Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Summary of Transaction Terms

Securities Offered:	$1,220,595,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Sole Bookrunning Manager:	J.P. Morgan Securities LLC.

Co-Managers:	Ladder Capital Securities LLC, Morgan Stanley & Co. LLC and Drexel Hamilton, LLC.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (73.1%), and Ladder Capital Finance LLC (“LCF”) (26.9%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Special Servicer:	CWCapital Asset Management LLC (“CWCapital”).

Directing Certificateholder:	CPUSI CMBS-B Co-Investment I, LLC, an affiliate of CBRE Capital Partners.

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”).

Pricing Date:	On or about May 3, 2013.

Closing Date:	On or about May 14, 2013.

Cut-off Date:	With respect to each mortgage loan, the related due date in May 2013, or with respect to any mortgage loan that was originated in April 2013 and has its first due date in June 2013, May 1, 2013.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on June 17, 2013.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in June 2013.

Assumed Final Distribution Date:	The Distribution Date in May 2023, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in April 2046.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D Certificates will be offered publicly.  The Class X-C, Class E, Class F, Class NR, Class AN and Class PF Certificates will be offered domestically to Qualified Institutional Buyers and, other than the Class AN and Class PF Certificates, to Institutional Accredited Investors and pursuant to Regulation S to non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class AN, Class PF and Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Pooled Certificates at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (the “Pooled Certificates”) on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Pooled Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Pooled Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Distribution of Principal (continued):
The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of the Legacy Place Pari Passu Companion Loan and, with respect to the Componentized Mortgage Loans, exclusive of the related Non-Pooled Component)) to such Classes on or prior to such date.

The Class X-A, Class X-B and Class X-C Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,  Class A-SB and Class A-S Certificates), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balances of the Class B and Class C Certificates) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F and Class NR Certificates).

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans (or with respect to the Componentized Mortgage Loans, the related Pooled Component) will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Class Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates, on the one hand ("YM Group A") and the Class X-B, Class B, Class C and Class D Certificates, on the other hand ("YM Group B"). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate(1) on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F, Class NR, Class AN and Class PF Certificates. Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of the Legacy Place Pari Passu Companion Loan and the Non-Pooled Component of the Componentized Mortgage Loans) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero.  The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively.  Realized losses on Legacy Place Pari Passu Whole Loan will be allocated to the Mortgage Loan and the Legacy Place Pari Passu Companion Loan, pro rata. Realized losses on a Componentized Mortgage Loan will first be allocated to the related Non-Pooled Component (and therefore the related Loan-Specific Certificates) prior to being allocated to the related Pooled Component as described above.

(1) With respect to the Componentized Mortgage Loans, the Mortgage Rate used for purposes of this calculation is the related Pooled Component Rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, Master Servicer, Special Servicer, Certificate Administrator, Trustee or Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the holders of the Pooled Certificates will reduce distributions to the classes of Pooled Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit.

In general, the Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, each Class of Pooled Certificates beginning with the Class NR Certificates.  With respect to the Legacy Place Pari Passu Whole Loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the Legacy Place Mortgage Loan and the Legacy Place Pari Passu Companion Loan, pro rata, with the amounts allocated in respect of the Legacy Place Mortgage Loan allocated, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates. With respect to a Componentized Mortgage Loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the related Loan-Specific Certificates and then, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan (excluding, with respect to the Componentized Mortgage Loans, the related Non-Pooled Component) will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan (excluding, with respect to the Componentized Mortgage Loans, the related Non-Pooled Component) minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan (excluding, with respect to the Componentized Mortgage Loans, the related Non-Pooled Component).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Master Servicer Advances (continued):
One mortgage loan, which is referred to as the “Legacy Place Mortgage Loan”, that is part of the trust is a split loan that is pari passu with a companion loan, which is referred to as the “Legacy Place Pari Passu Companion Loan”, that is not part of the trust. The entire split loan is referred to as a “Legacy Place Whole Loan” or a “Whole Loan”. Another two mortgage loans (each, a “Componentized Mortgage Loan) that are part of the trust will be divided into (1) a senior pooled component (each, a “Pooled Component”) and (2) a subordinate non-pooled component (each, a “Non-Pooled Component”).  With respect to each Componentized Mortgage Loan, amounts allocated to the related Pooled Component will be payable to the Pooled Certificates and amounts allocated to a Non-Pooled Component will be payable to the related Loan-Specific Certificates, in each case, as reduced as a result of the payment of additional trust fund expenses and certain other fees or expenses in accordance with the Pooling and Servicing Agreement. The Master Servicer and Trustee will not make any principal or interest advances with respect to the Legacy Place Pari Passu Companion Loan or any Loan-Specific Certificates.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds (or, with respect to the Componentized Mortgage Loans, liquidation proceeds applied to the related Pooled Component) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in sequential order and then to offset any realized losses allocated to the Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the Special Servicer is required to order an appraisal and within 30 days of receipt of such appraisal is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt, the mezzanine lenders will have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.  The holders of each Class of Loan-Specific Certificates also have a purchase option with respect to the related Componentized Mortgage Loan after certain defaults under that Componentized Mortgage Loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan (including the Legacy Place Pari Passu Companion Loan) or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan (including the Legacy Place Pari Passu Companion Loan) or REO property if the Special Servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

With respect to each Componentized Mortgage Loan, the holders of the related Loan-Specific Certificates will have the option under certain circumstances to purchase the related Componentized Mortgage Loan.  See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in the Free Writing Prospectus.

If the Legacy Place Mortgage Loan becomes a defaulted mortgage loan and the Special Servicer or, after the securitization of the Legacy Place Pari Passu Companion Loan, the applicable special servicer with respect to such other securitization, determines to sell the Legacy Place Mortgage Loan as described above, then the Special Servicer or, after the securitization of the Legacy Place Pari Passu Companion Loan, such other special servicer will be required to sell the Legacy Place Pari Passu Companion Loan together with the Legacy Place Mortgage Loan as a single whole loan.  In connection with any such sale, then the applicable special servicer will be required to follow the procedures set forth above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to notice and consent to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has mezzanine debt, pursuant to the related Intercreditor Agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications with respect to the related mortgage loan.

In addition, the holders of the applicable Class of Loan-Specific Certificates will have certain direction, consent and consultation rights with respect to the related Componentized Mortgage Loan. Unless a control appraisal period exists with respect to such Class of Loan-Specific Certificates (a “Loan-Specific Control Appraisal Period”), the rights of the Directing Certificateholders are subject to the rights of the holders of such Loan-Specific Certificates provided for under the Pooling and Servicing Agreement.

In addition, prior to the securitization of the Legacy Place Pari Passu Companion Loan, direction, consent and consultation rights with respect to the Legacy Place Whole Loan will be exercised by the Directing Certificateholder and are subject to certain rights of the holder of the Pari Passu Companion Loan pursuant to the related Intercreditor Agreement. After the securitization of the Legacy Place Pari Passu Companion Loan, the direction, consent and consultation rights referenced to the prior sentence will be exercised by the directing certificateholder under the securitization of the Legacy Place Pari Passu Companion Loan, subject to the rights of the holder of the Legacy Place Pari Passu Companion Loan referred to in the prior sentence, which will then be exercised by the Directing Certificateholder. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.

■	Directing Certificateholder:
CPUSI CMBS-B Co-Investment I LLC, an affiliate of CBRE Capital Partners, will be appointed the initial directing certificateholder. It is anticipated that CPUSI CMBS-B Co- Investment I LLC and a co-investor for which CBRE Capital Partners provides certain advisory services will own 100% of the Class E, F and NR certificates as of the Closing Date. CPUSI CMBS-B Co Investment I LLC is expected to be the minority holder in the Class E, F and NR certificates but will have the right to direct the appointment of the initial directing certificateholder.

■	Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Eligible Certificates:	Class E, Class F and Class NR Certificates.

■	Control Event:
A Control Event will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Control Event (continued):
Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any Control Rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without giving regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised- Out Class.

Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to the Legacy Place Whole Loan.

The Senior Trust Advisor will be responsible for:

■
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each Asset Status Report prepared by the Special Servicer and recommending proposed alternative courses of action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Senior Trust Advisor (continued):		■
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. The Annual Report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each Asset Status Report prepared by the Special Servicer.

■
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

■
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC servicer watch list report and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action. However, the Senior Trust Advisor will not consult with the Special Servicer with respect to any Componentized Mortgage Loan, prior to the occurrence of a Loan-Specific Control Appraisal Period with respect to that Componentized Mortgage Loan.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation). The Senior Trust Advisor will not be entitled to recommend the removal of the Special Servicer for a Componentized Mortgage Loan so long as the holder of the related Class of Loan-Specific Certificates is not subject to a Loan-Specific Control Appraisal Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Senior Trust Advisor (continued):
The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts, to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and, (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, or (iii) be an institution that is a special servicer or operating advisor or a rated CMBS transaction but has not been in a transaction that a rating agency downgraded citing servicing concerns with the Special Servicer as the sale on a material fact in such rating option. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

The holders of a Class of Loan-Specific Certificates will have the right, unless a Loan- Specific Control Appraisal Period exists with respect thereto, to replace the Special Servicer solely with respect to the related Componentized Mortgage Loan.

The Directing Certificateholder will not be permitted to replace, and the Senior Trust Advisor will not be permitted to recommend the replacement of, the Special Servicer with respect to a Componentized Mortgage Loan so long as the holder of the related Class of Loan-Specific Certificates is not subject to a Loan-Specific Control Appraisal Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (b) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such Holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its Internet website and including in the next Statement to Certificateholders, a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of Holders of at least 75% of a Certificateholder Quorum, the Certificate Administrator will immediately replace the Special Servicer with the replacement Special Servicer. Notwithstanding the forgoing, the Certificateholders’ direction to remove the Special Servicer will not apply to any Componentized Mortgage Loan for which no Loan- Specific Control Appraisal Period exists.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Pooled Certificates entitled to principal on an aggregate basis.

After a securitization of the Legacy Place Pari Passu Companion Loan (an “Other Securitization”), the controlling note holder with respect to the Legacy Place Pari Passu Whole Loan (which, unless a control event exists under the Other Securitization, will be the directing certificateholder under the Other Securitization and after which will be the applicable certificateholders under the Other Securitization with the requisite percentage of voting rights) will have the right, with or without cause, to replace the special servicer then acting with respect to the Legacy Place Pari Passu Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Certificateholders.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced Mortgage Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Structural Overview

■	Master Servicer and Special Servicer Compensation (continued):
With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan.

A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any Corrected Mortgage Loan, is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicer compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months; provided, however, that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a Mortgage Loan becomes a specially serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within three months following the stated maturity date as a result of the related Mortgage Loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access, to certain information including, but not limited to the following, will be posted:
		■	special notices
		■	summaries of asset status reports
		■	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		■	an “Investor Q&A Forum”
		■	a voluntary investor registry
		■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Collateral Characteristics(1)

Mortgage Loan Sellers

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	21	35	$961,561,555	73.1%
LCF	31	47	354,444,276	26.9
	52	82	$1,316,005,831	100.0%

Loan Pool
Initial Pool Balance (IPB):	$1,316,005,831
Number of Mortgage Loans:	52
Number of Mortgaged Properties:	82
Average Cut-off Date Balance per Mortgage Loan:	$25,307,804
Weighted Average Current Mortgage Rate:	4.25864%
10 Largest Mortgage Loans as% of IPB:	59.1%
Weighted Average Remaining Term to Maturity(2):	114 months
Weighted Average Seasoning:	1 months

Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.75x
Weighted Average UW NOI Debt Yield(3)(4):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(4)(5):	62.9%
Weighted Average Maturity Date LTV(2)(3)(4)(5):	53.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	32.2%
% of Mortgaged Properties with Single Tenants:	4.6%

Amortization
Weighted Average Original Amortization Term(6):	356 months
Weighted Average Remaining Amortization Term(6):	356 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	61.7%
% of Mortgage Loans with Amortizing Balloon:	28.5%
% of Mortgage Loans with Interest-Only:	5.1%
% of Mortgage Loans with ARD-Balloon:	3.6%
% of Mortgage Loans with Interest-Only followed by ARD Structure:	1.0%

Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	42.1%
% of Mortgage Loans with In-Place, CMA Lockboxes:	37.4%
% of Mortgage Loans with Springing Lockboxes:	14.0%
% of Mortgage Loans with Soft Lockboxes:	6.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	70.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	26.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves(8):	61.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	39.7%

(1) Unless otherwise specified, all statistical and numerical information is presented without regard to the Non-Pooled Components of the Componentized Mortgage Loans.
(2) In the case of the four mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3) In the case of Loan Nos. 27 and 28, the loans are cross collateralized and cross defaulted with each other. As such, the calculations are based on the aggregate balance of those mortgage loans.

(4) In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the Legacy Place Pari Passu Companion Loan.
(5) In the case of Loan No. 2, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraisal’s “Hypothetical Value Assuming Cured Deferred Maintenance” value.
(6) Excludes four mortgage loans that are interest-only for the entire term and one mortgage loan that is structured with an anticipated repayment date that is interest-only through the anticipated repayment date.

(7) For detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(8) CapEx Reserves include FF&E reserves for hotel properties.
(9) Calculated only with respect to Cut-off Date Balance for retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Collateral Characteristics

Ten Largest Mortgage Loans

	Mortgage	Number			SF/Unit/		UW	UW NOI	Cut-off	Maturity
	Loan	of	Cut-off Date	% of	Rooms/	Property	NCF	Debt	Date	Date/ARD
Loan Name	Seller	Prop.	Balance	IPB	Beds/Pads	Type	DSCR	Yield	LTV Ratio	LTV Ratio
Grand Prairie Premium Outlets	JPMCB	1	$120,000,000	9.1%	417,423	Retail	1.85x	10.8%	54.5%	46.8%
World Trade Center I & II	JPMCB	1	114,400,000	8.7%	770,221	Office	1.53x	10.0%	65.0%	56.5%
Pecanland Mall	JPMCB	1	90,000,000	6.8%	433,200	Retail	1.63x	9.9%	68.7%	57.7%
Chandler Crossings Portfolio	JPMCB	3	85,000,000	6.5%	2,772	Multifamily	1.43x	8.8%	73.0%	61.8%
Deerwood Office Park	JPMCB	1	84,500,000	6.4%	1,018,218	Office	1.99x	13.2%	63.6%	54.9%
Legacy Place	JPMCB	1	75,000,000	5.7%	483,569	Retail	1.45x	8.6%	54.8%	47.4%
Dulles View	JPMCB	1	60,000,000	4.6%	355,543	Office	1.65x	11.0%	60.0%	51.4%
UMH Acquisition Portfolio	JPMCB	13	53,612,701	4.1%	2,268	Manufactured Housing	1.90x	11.3%	74.2%	59.2%
Wilton Multifamily Portfolio	LCF	16	49,806,922	3.8%	970	Multifamily	1.34x	8.9%	72.9%	59.4%
Westmoor Place	JPMCB	1	45,460,000	3.5%	428,029	Office	1.60x	10.2%	68.7%	62.2%

Top 3 Total / Weighted Average		3	$324,400,000	24.7%			1.68x	10.3%	62.1%	53.2%
Top 5 Total / Weighted Average		7	$493,900,000	37.5%			1.69x	10.5%	64.3%	55.0%
Top 10 Total / Weighted Average		39	$777,779,624	59.1%			1.65x	10.3%	64.5%	55.0%

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Debt	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer(1)	Rights
6	Legacy Place	$75,000,000	$125,000,000	$200,000,000	JPMCC 2013-LC11	Midland Loan Services	CWCapital Asset Management	(1)
(1) The Legacy Place Pari Passu Companion Loan is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to the securitization of Note A-1, the controlling holder of the whole loan will be the Directing Certificateholder (prior to a control event) and following the securitization of the Note A-1, the directing certificateholder with respect to such other securitization (prior to a control event).

Componentized Mortgage Loan Summary

				Total	Pooled	Total	Pooled	Total	Pooled	Total
		Pooled	Non-Pooled	Mortgage	Component	Mortgage	Component	Mortgage Loan	Component	Mortgage Loan
		Component	Component	Loan	UW	Loan	Cut-off	Cut-off	UW NOI	Loan
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
11	Andaz Wall Street(1)	$44,957,671	$16,984,009	$61,941,681	1.60x	1.08x	45.0%	61.9%	11.1%	8.1%
19	Portofino Hotel and Yacht Club(2)	$21,980,185	$1,998,199	$23,978,384	1.62x	1.39x	56.9%	62.1%	11.5%	10.6%
(1) The Class AN Certificates, which are backed by the Non-Pooled Component of the Andaz Wall Street mortgage loan that were sold to a third party investor.
(2) The Class PF Certificates, which are backed by the Non-Pooled Component of the Portofino Hotel and Yacht Club mortgage loan, will initially be held by an affiliate of LCF.

Existing Mezzanine Debt/Third Party Financing Summary

			Other	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
2	World Trade Center I & II	$114,400,000	$17,600,000	$132,000,000	1.53x	1.25x	65.0%	75.0%	10.0%	8.7%
4	Chandler Crossings Portfolio(1)	$85,000,000	$18,000,000	NAP	1.43x	NAP	73.0%	NAP	8.8%	NAP
7	Dulles View	$60,000,000	$10,000,000	$70,000,000	1.65x	1.33x	60.0%	70.0%	11.0%	9.5%
17	Courtyard at the Commons(2)	$23,000,000	$12,750,000	NAP	2.98x	NAP	46.0%	NAP	12.7%	NAP
(1) Represents preferred equity. See “Preferred Equity” section in the Chandler Crossings Portfolio loan write-up.
(2) Represents an unsecured subordinate loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Collateral Characteristics

Previous Securitization History(1)

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
3	Pecanland Mall	Monroe, LA	Retail	$90,000,000	6.8%	CGMT 2004-C1
4	Chandler Crossings Portfolio(2)	East Lansing, MI	Multifamily	$85,000,000	6.5%	Various(2)
8	UMH Acquisition Portfolio(3)	Various, Various	Manufactured Housing	$53,612,701	4.1%	Various(3)
10	Westmoor Place	Westminster, CO	Office	$45,460,000	3.5%	JPMCC 2011-FL1
12	Country Squire	Memphis, TN	Multifamily	$39,600,000	3.0%	DLJCM 1999-CG1
14	Washington Business Park	Lanham, MD	Mixed Use	$33,910,194	2.6%	CD 2006-CD3
21	Parkway Village	Laurel, MD	Manufactured Housing	$16,080,000	1.2%	GCCFC 2003-CF1
22	BECO Office Buildings	Rockville, MD	Office	$15,910,337	1.2%	CSFB 2003-CK2
24	Memorial Square	Oklahoma City, OK	Retail	$13,800,000	1.0%	MSC 2008-T29
25	One Northwestern Plaza	Southfield, MI	Office	$12,303,754	0.9%	SASC 1994-C1
29	Hampton Inn & Suites Venice	Venice, FL	Hotel	$9,281,987	0.7%	BSCMS 2006-PW13
33	Giant Eagle Northfield Center	Northfield, OH	Retail	$8,589,747	0.7%	BSCMS 2004-T14
34	71 West 47th Street	New York, NY	Office	$7,500,000	0.6%	CGCMT 2005-EMG
42	One St. Louis Centre	Mobile, AL	Office	$6,482,478	0.5%	LBUBS 2002-C4
46	Big Lake Estates & Sherburne MHC Portfolio	Various, MN	Manufactured Housing	$5,490,584	0.4%	LBUBS 2003-C1
(1) The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2) For Loan No. 4, Chandler Crossings Portfolio, The Village was securitized in MEZZ 2004-C1 and The Landings was securitized in JPMCC 2004-FL1.
(3) For Loan No. 8, UMH Acquisition Portfolio, Broadmore was securitized in MLCFC 2007-8, Forest Creek was securitized in MLMT 2006-C2, Meadowood was securitized in BSCMS 1999-WF2 and Highland, Oak Ridge, Twin Pines, Honey Brook, Sunnyside, Birchwood Farms and Gregory Courts were securitized in MLMT 2008-C1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Mortgage Assets with Scheduled Balloon Payments and Related Classes(1)

Class A-2

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
11	Andaz Wall Street	New York, NY	$44,957,671	3.4%	$42,258,752	53.3%	60	59	1.60x	11.1%	45.0%	42.3%
19	Portofino Hotel and Yacht Club	Redondo Beach, CA	$21,980,185	1.7%	$20,718,501	26.1%	60	59	1.62x	11.5%	56.9%	53.7%
25	One Northwestern Plaza	Southfield, MI	$12,303,754	0.9%	$11,392,976	14.4%	60	57	1.96x	15.6%	58.0%	53.7%
46	Big Lake Estates & Sherburne MHC Portfolio	Various, MN	$5,490,584	0.4%	$4,882,598	6.2%	60	59	1.50x	10.8%	61.3%	54.5%

Total / Weighted Average:			$84,732,194	6.4%	$79,252,827	100.0%	60	59	1.65x	11.8%	51.0%	47.7%

Class A-3

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
17	Courtyard at the Commons	Calabasas, CA	$23,000,000	1.7%	$23,000,000	100.0%	84	83	2.98x	12.7%	46.0%	46.0%
(1) Unless otherwise specified, all statistical and numerical information is presented without regard to the Non-Pooled Component of the Componentized Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
$3,048,926	-	$9,999,999	26	$167,309,515	12.7%	4.62078%	116	1.83x	12.0%	63.6%	50.2%
$10,000,000	-	$19,999,999	7	100,334,091	7.6	4.31725%	110	1.89x	11.2%	62.2%	55.8%
$20,000,000	-	$29,999,999	5	116,764,736	8.9	4.55048%	100	2.36x	12.4%	52.4%	46.7%
$30,000,000	-	$49,999,999	6	249,084,788	18.9	4.46548%	108	1.57x	10.3%	65.5%	57.2%
$50,000,000	-	$69,999,999	2	113,612,701	8.6	4.36074%	119	1.77x	11.1%	66.7%	55.1%
$70,000,000	-	$99,999,999	4	334,500,000	25.4	3.98737%	118	1.63x	10.2%	65.4%	55.7%
$100,000,000	-	$120,000,000	2	234,400,000	17.8	3.94754%	119	1.69x	10.4%	59.6%	51.5%
Total / Weighted Average:			52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
3.50300%	-	4.00000%	11	$565,445,120	43.0%	3.84740%	117	1.92x	11.2%	59.9%	52.2%
4.00001%	-	4.30000%	13	376,411,366	28.6	4.18922%	118	1.64x	10.2%	67.3%	56.7%
4.30001%	-	4.55000%	11	85,581,912	6.5	4.36739%	118	1.75x	11.1%	65.7%	53.6%
4.55001%	-	4.75000%	5	127,570,417	9.7	4.66502%	119	1.52x	10.1%	66.0%	55.0%
4.75001%	-	4.95000%	2	14,479,440	1.1	4.84951%	96	1.61x	10.7%	64.0%	54.0%
4.95001%	-	5.15000%	4	33,069,545	2.5	5.05370%	96	1.70x	12.9%	64.6%	52.6%
5.15001%	-	5.35000%	1	26,749,431	2.0	5.27600%	119	1.25x	8.4%	73.5%	61.0%
5.35001%	-	6.02073%	5	86,698,599	6.6	5.82105%	73	1.67x	11.8%	51.7%	46.8%
Total / Weighted Average:			52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
60	4	$84,732,194	6.4%	5.67850%	59	1.65x	11.8%	51.0%	47.7%
84	1	23,000,000	1.7	3.91700%	83	2.98x	12.7%	46.0%	46.0%
120	47	1,208,273,637	91.8	4.16558%	119	1.74x	10.7%	64.0%	54.3%
Total / Weighted Average:	52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
57	-	60	4	$84,732,194	6.4%	5.67850%	59	1.65x	11.8%	51.0%	47.7%
61	-	84	1	23,000,000	1.7	3.91700%	83	2.98x	12.7%	46.0%	46.0%
85	-	120	47	1,208,273,637	91.8	4.16558%	119	1.74x	10.7%	64.0%	54.3%
Total / Weighted Average:			52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%
(1) In the case of Loan Nos. 15, 24, 25 and 32 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 27 and 28, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Legacy Place Pari Passu Companion Loan.
(4) In the case of Loan No. 2, the Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD are calculated using the appraisal’s “Hypothetical Value Assuming Cured Deferred Maintenance”. At closing, funds were escrowed to pay all such amounts identified in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
Interest Only	5	$81,050,000	6.2%	3.87574%	109	3.32x	14.5%	41.6%	41.6%
240	2	12,288,045	0.9	4.74425%	118	1.79x	14.6%	64.4%	42.0%
276	1	7,000,000	0.5	4.45700%	118	1.37x	10.1%	69.2%	50.5%
300	8	44,915,096	3.4	4.80437%	111	1.84x	13.4%	61.1%	46.7%
360	36	1,170,752,690	89.0	4.25793%	115	1.64x	10.4%	64.4%	55.0%
Total / Weighted Average:	52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
Interest Only			5	$81,050,000	6.2%	3.87574%	109	3.32x	14.5%	41.6%	41.6%
239	-	330	11	64,203,141	4.9	4.75499%	113	1.78x	13.3%	62.6%	46.2%
331	-	360	36	1,170,752,690	89.0	4.25793%	115	1.64x	10.4%	64.4%	55.0%
Total / Weighted Average:			52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
IO-Balloon	16	$811,680,000	61.7%	4.03610%	119	1.65x	10.4%	64.1%	55.3%
Balloon	28	375,255,155	28.5	4.72412%	107	1.66x	10.9%	64.2%	52.7%
Interest Only	4	67,250,000	5.1	3.77586%	106	3.55x	15.2%	38.3%	38.3%
ARD-Balloon	3	48,020,676	3.6	5.02906%	103	1.55x	11.4%	67.0%	55.9%
ARD-Interest Only	1	13,800,000	1.0	4.36250%	119	2.24x	10.9%	57.5%	57.5%
Total / Weighted Average:	52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
1.25x	-	1.30x	1	$26,749,431	2.0%	5.27600%	119	1.25x	8.4%	73.5%	61.0%
1.31x	-	1.40x	3	65,396,669	5.0	4.73490%	119	1.34x	9.0%	72.6%	58.7%
1.41x	-	1.50x	8	214,415,886	16.3	4.13673%	117	1.44x	9.0%	65.8%	55.6%
1.51x	-	1.60x	9	288,522,560	21.9	4.46934%	110	1.56x	10.2%	64.5%	56.7%
1.61x	-	1.75x	11	248,431,102	18.9	4.43758%	113	1.64x	10.7%	63.4%	53.2%
1.76x	-	2.00x	12	355,723,688	27.0	3.95673%	117	1.89x	11.9%	62.4%	52.8%
2.01x	-	2.25x	3	42,926,805	3.3	4.12712%	118	2.13x	12.2%	57.7%	49.8%
2.26x	-	4.97x	5	73,839,689	5.6	3.92794%	108	3.45x	15.5%	39.4%	38.3%
Total / Weighted Average:			52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%
(1) In the case of Loan Nos. 15, 24, 25 and 32 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 27 and 28, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Legacy Place Pari Passu Companion Loan.
(4) In the case of Loan No. 2, the Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD are calculated using the appraisal’s “Hypothetical Value Assuming Cured Deferred Maintenance”. At closing, funds were escrowed to pay all such amounts identified in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

LTV Ratios as of the Cut-off Date(2)(3)(4)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
25.3%	-	49.9%	5	$101,957,671	7.7%	4.63461%	84	2.71x	13.6%	39.9%	38.5%
50.0%	-	54.9%	5	239,374,809	18.2	3.86745%	119	1.82x	10.6%	54.3%	46.7%
55.0%	-	59.9%	8	75,859,922	5.8	5.04758%	91	1.83x	12.4%	57.6%	51.1%
60.0%	-	64.9%	8	218,760,035	16.6	4.27084%	117	1.79x	12.0%	62.1%	52.3%
65.0%	-	69.9%	13	357,951,648	27.2	4.10714%	119	1.61x	10.3%	67.4%	57.5%
70.0%	-	75.4%	13	322,101,744	24.5	4.40463%	118	1.51x	9.5%	73.4%	61.1%
Total / Weighted Average:			52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

LTV Ratios as of the Maturity Date(1)(2)(3)(4)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
25.3%	-	39.9%	3	$36,089,689	2.7%	3.86398%	119	4.01x	18.5%	30.6%	28.4%
40.0%	-	49.9%	15	344,236,032	26.2	4.21155%	109	1.80x	10.9%	53.7%	45.8%
50.0%	-	54.9%	13	281,876,344	21.4	4.43567%	110	1.83x	12.0%	61.4%	52.9%
55.0%	-	59.9%	14	396,254,588	30.1	4.24205%	119	1.61x	10.1%	68.9%	57.7%
60.0%	-	66.9%	7	257,549,178	19.6	4.20866%	118	1.52x	9.5%	72.1%	62.6%
Total / Weighted Average:			52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
Defeasance	35	$763,726,758	58.0%	4.43573%	113	1.64x	10.7%	62.7%	53.1%
Yield Maintenance	16	539,975,318	41.0	3.99072%	117	1.90x	10.9%	63.3%	54.6%
Defeasance / Yield Maintenance	1	12,303,754	0.9	5.02500%	57	1.96x	15.6%	58.0%	53.7%
Total / Weighted Average:	52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
Refinance	38	$715,551,430	54.4%	4.34957%	113	1.76x	10.8%	59.9%	50.4%
Acquisition	14	600,454,401	45.6	4.15028%	116	1.75x	10.9%	66.4%	57.7%
Total / Weighted Average:	52	$1,316,005,831	100.0%	4.25864%	114	1.75x	10.8%	62.9%	53.7%
(1) In the case of Loan Nos. 15, 24, 25 and 32 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 27 and 28, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Legacy Place Pari Passu Companion Loan.
(4) In the case of Loan No. 2, the Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD are calculated using the appraisal’s “Hypothetical Value Assuming Cured Deferred Maintenance”. At closing, funds were escrowed to pay all such amounts identified in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Collateral Characteristics

WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
KY
TN
AL
OH
WV
VA
NC
SC
GA
FL
PA
NY
VT
NH
ME
MA
CT
RI
NJ
DE
MD
HI
AK
Percentage of Initial Pool Balance
0.5-2.0%
2.1-10.0%
10.1-12.4%
MAP © 2013 CARTIFACT, INC. LOS ANGELES, CA · DATA © BROADMAP

Mortgaged Properties by Location

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)(4)	LTV(1)(2)(3)(4)
Texas	6	$162,670,223	12.4%	96.8%	1.77x	10.7%	58.2%	49.2%
Colorado	2	159,860,000	12.1	90.6%	1.55x	10.1%	66.1%	58.1%
Virginia	18	145,156,922	11.0	93.5%	1.58x	10.4%	66.7%	56.9%
Michigan	7	110,452,340	8.4	94.6%	1.54x	10.1%	70.7%	59.3%
Florida	3	100,969,986	7.7	89.3%	1.92x	12.9%	64.4%	54.9%
Louisiana	1	90,000,000	6.8	95.0%	1.63x	9.9%	68.7%	57.7%
New York	5	85,840,226	6.5	89.0%	2.55x	13.5%	39.7%	37.1%
Massachusetts	2	85,690,000	6.5	94.5%	1.45x	8.8%	56.3%	48.6%
Maryland	3	65,900,531	5.0	87.2%	1.61x	10.4%	63.4%	52.6%
California	4	56,459,343	4.3	90.5%	2.17x	11.8%	52.9%	49.4%
Tennessee	1	39,600,000	3.0	96.2%	1.57x	9.7%	75.4%	66.9%
Indiana	7	33,613,095	2.6	77.0%	1.89x	11.5%	72.1%	57.1%
Ohio	6	29,355,512	2.2	85.9%	1.84x	12.3%	66.9%	53.2%
Illinois	1	26,749,431	2.0	100.0%	1.25x	8.4%	73.5%	61.0%
Pennsylvania	5	23,676,372	1.8	97.8%	1.97x	11.9%	73.0%	58.3%
New Jersey	1	23,035,120	1.8	98.0%	2.05x	12.6%	54.8%	43.6%
Minnesota	4	18,893,512	1.4	93.7%	1.51x	9.6%	69.7%	57.6%
Arizona	1	14,750,000	1.1	89.7%	2.84x	12.8%	50.7%	50.7%
Oklahoma	1	13,800,000	1.0	92.8%	2.24x	10.9%	57.5%	57.5%
Connecticut	1	8,967,491	0.7	100.0%	1.90x	14.7%	59.8%	43.7%
Kansas	1	7,300,000	0.6	82.9%	1.71x	14.2%	64.8%	43.0%
Washington	1	6,783,249	0.5	91.4%	1.43x	9.4%	72.2%	58.7%
Alabama	1	6,482,478	0.5	83.3%	1.47x	10.2%	74.1%	59.3%
Total / Weighted Average:	82	$1,316,005,831	100.0%	92.4%	1.75x	10.8%	62.9%	53.7%
(1) In the case of Loan Nos. 15, 24, 25 and 32 which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 27 and 28, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Legacy Place Pari Passu Companion Loan.
(4) In the case of Loan No. 2, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraisal’s “Hypothetical Value Assuming Cured Deferred Maintenance”. At closing, funds were escrowed to pay all such amounts identified in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)(3)	LTV(2)(3)	LTV(1)(2)(3)(4)
Office	Suburban	7	$264,214,091	20.1%	92.0%	1.76x	11.7%	64.6%	56.5%
	CBD	5	156,873,691	11.9	91.7%	2.06x	11.6%	57.9%	50.6%
	Subtotal	12	$421,087,782	32.0%	91.9%	1.87x	11.7%	62.1%	54.3%
Retail	Anchored	5	$149,585,120	11.4%	95.5%	1.99x	10.5%	53.3%	47.9%
	Regional Outlet Mall	1	120,000,000	9.1	99.6%	1.85x	10.8%	54.5%	46.8%
	Regional Mall	1	90,000,000	6.8	95.0%	1.63x	9.9%	68.7%	57.7%
	Freestanding	3	18,077,692	1.4	100.0%	1.50x	9.8%	62.4%	52.1%
	Subtotal	10	$377,662,812	28.7%	96.9%	1.84x	10.4%	57.8%	50.1%
Multifamily	Garden	21	$116,201,976	8.8%	92.4%	1.51x	10.0%	72.7%	59.7%
	Student Housing	4	101,800,000	7.7	96.7%	1.44x	8.9%	72.9%	61.7%
	Subtotal	25	$218,001,976	16.6%	94.4%	1.48x	9.5%	72.7%	60.7%
Hotel	Full Service	3	$74,125,856	5.6%	79.2%	1.60x	11.2%	50.5%	46.3%
	Limited Service	5	33,737,644	2.6	72.8%	1.83x	13.1%	62.8%	49.2%
	Subtotal	8	$107,863,500	8.2%	77.2%	1.68x	11.8%	54.3%	47.2%
Manufactured Housing		21	$102,104,542	7.8%	88.0%	1.80x	11.0%	69.9%	57.0%
Mixed Use	Office/Warehouse	1	$33,910,194	2.6%	88.3%	1.61x	10.9%	62.4%	50.2%
	Retail/Office	1	6,783,249	0.5	91.4%	1.43x	9.4%	72.2%	58.7%
	Office/Flex	1	5,992,301	0.5	97.8%	1.73x	12.1%	70.7%	57.5%
	Subtotal	3	$46,685,744	3.5%	90.0%	1.60x	10.8%	64.9%	52.4%
Industrial	Warehouse	1	$26,749,431	2.0%	100.0%	1.25x	8.4%	73.5%	61.0%
	Flex	1	8,967,491	0.7	100.0%	1.90x	14.7%	59.8%	43.7%
	Warehouse/Distribution	1	6,882,554	0.5	100.0%	1.63x	10.6%	57.8%	46.8%
	Subtotal	3	$42,599,476	3.2%	100.0%	1.45x	10.1%	68.1%	55.1%
Total/Weighted Average:		82	$1,316,005,831	100.0%	92.4%	1.75x	10.8%	62.9%	53.7%

(1) In the case of Loan Nos. 15, 24, 25 and 32 which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 27 and 28, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Legacy Place Pari Passu Companion Loan.
(4) In the case of Loan No. 2, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraisal’s “Hypothetical Value Assuming Cured Deferred Maintenance”. At closing, funds were escrowed to pay all such amounts identified in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Grand Prairie Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Grand Prairie Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Grand Prairie Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Grand Prairie Premium Outlets

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$120,000,000	Title:	Fee
Cut-off Date Principal Balance:	$120,000,000	Property Type - Subtype:	Retail - Regional Outlet Mall
% of Pool by IPB:	9.1%	Net Rentable Area (SF):	417,423
Loan Purpose:	Refinance	Location:	Grand Prairie, TX
Borrower:	Grand Prairie Outlets, LLC	Year Built / Renovated:	2012 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy:	99.6%
Interest Rate:	3.66000%	Occupancy Date:	2/25/2013
Note Date:	3/7/2013	Number of Tenants:	106
Maturity Date:	4/1/2023	2010 NOI(1):	N/A
Interest-only Period:	36 months	2011 NOI(1):	N/A
Original Term:	120 months	2012 NOI(1):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	96.8%
Amortization Type:	IO-Balloon	UW Revenues:	$19,399,137
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$6,396,965
Lockbox:	Hard	UW NOI:	$13,002,171
Additional Debt:	N/A	UW NCF:	$12,181,168
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$220,000,000 / $527
Additional Debt Type:	N/A	Appraisal Date:	3/1/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$287
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$247
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	46.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.85x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.8%

(1) The property was constructed in 2012 and as such historical financials are not available.
(2) For a full description of the Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Grand Prairie Premium Outlets loan has an outstanding principal balance of $120.0 million and is secured by a first mortgage lien on a retail outlet center located in Grand Prairie, Texas. The loan has a 10-year term and, subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. Construction of the property was completed in 2012 by a joint venture between Simon Property Group, L.P. (“Simon”) and Paragon Real Estate, LLC (“Paragon”). Simon originally acquired its stake in the joint venture as part of its broader acquisition of Prime Outlets in 2010. At the time of Simon’s acquisition of Prime Outlets, the property was still in its planning phase. Simon, along with Paragon, oversaw the final planning and development of the property, concluding with its opening in August 2012. In December 2012, Simon purchased Paragon’s 50% interest in the property and simultaneously retired the remaining outstanding construction debt on the property. Therefore, the property was previously unencumbered and the proceeds from the loan were used to pay closing costs of $1.0 million and return equity of $119.0 million to the sponsor.

The Borrower. The borrowing entity for the loan is Grand Prairie Outlets, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P. Simon (NYSE: SPG) is a publicly traded real estate investment trust and member of the S&P 100. Simon engages in the investment, ownership and management of retail properties around the world. Simon focuses on five real estate platforms: regional malls, premium outlet centers, The Mills, community/lifestyle centers and international properties. Simon owns or has an interest in 325 retail real estate properties comprising approximately 242 million square feet of gross leasable area and is rated A- by S&P and Fitch.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Grand Prairie Premium Outlets

The Property.  The Grand Prairie Premium Outlets is a newly constructed, 417,423 square foot outlet center located in Grand Prairie, Texas. The property was 100% preleased prior to opening in August 2012, and is currently 99.6% occupied. Approximately 65.4% of the tenants at the property signed leases in 2010 or later. Additionally, there are approximately 2,226 parking spaces, resulting in a parking ratio of 5.3 spaces per 1,000 square feet of net rentable area.

As of February 25, 2013, the property was approximately 99.6% occupied by 106 tenants. The anchors at the property are Saks Fifth Avenue Off 5th and Bloomingdale’s The Outlet Store. The property’s tenancy also includes a variety of outlet format retailers including Coach Factory, Michael Kors, Nike Factory Store, Columbia Sportswear Company, Tommy Hilfiger, Gap Outlet, Brooks Brothers and Banana Republic Factory. Additionally, the property also includes a range of food court tenants. Annualized gross sales for all tenants for the time period from August 2012 through February 2013 were approximately $161.3 million and annualized in-line sales per square foot for stores less than 10,000 square feet were approximately $416 for the same time period. Occupancy costs for in-line tenants occupying less than 10,000 square feet were approximately 12.0% for the annualized period from August 2012 through February 2013.

Grand Prairie Premium Outlets is located immediately off Interstate 20, approximately 19 miles south of the Dallas/Fort Worth International Airport and eight miles south of the new Cowboys Stadium and Rangers Ballpark. Additionally, the University of Texas at Arlington, the sixth largest college in Texas with an enrollment of approximately 33,500 students, is located eight miles from the property. According to the appraisal, the property has a primary trade area consisting of a 25-mile radius that contains approximately 3.9 million people, with an average household income of $69,345, as of 2012. The secondary trade area, defined as being within a 50-mile radius of the property, contains approximately 6.5 million people, with an average household income of $74,823, as of 2012. The appraisal concluded that rents in the market average approximately $30.53 per square foot. The appraisal concluded that market rental rates are $60.00 for spaces less than 1,500 square feet, $34.00 for spaces between 1,500 and 2,500 square feet, $30.00 for spaces between 2,500 and $16.00 for spaces 10,000 square feet and greater than 10,000 square feet. According to the appraisal, the property’s primary competition consists of five properties that are detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Arlington Highlands	2006 / N/A	672,740	N/A	97.0%	3 miles	Bed, Bath & Beyond, World Market, Movie Grill
The Parks at Arlington Mall	1987 / 2002	761,457	$455	90.0%	4 miles	Dillard’s, Macy’s, JCPenney, Sears
Grapevine Mills(2)	1997 / N/A	1,519,877	$325	99.0%	20 miles	Burlington Coat Factory, Bed Bath & Beyond
Allen Premium Outlets(2)	2000 / N/A	579,549	$325	100.0%	39 miles	Neiman Marcus, Adidas, Liz Claiborne, Nike
Tanger Outlet Center	1999 / 2004	177,490	N/A	95.0%	45 miles	Old Navy, Toys "R" Us, The Levi's Store
Total / Weighted Average		3,711,113	$360	96.8%
(1) Per the appraisal.
(2) Grapevine Mills and Allen Premium Outlets are Simon controlled properties.

Historical and Current Occupancy(1)

2010	2011	2012	Current(2)
N/A	N/A	100.0%	99.6%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of February 25, 2013.

In-line Sales and Occupancy Costs(1)

	2010	2011	2012	Current(2)
In-line Sales PSF	N/A	N/A	N/A	$416
Occupancy Costs	N/A	N/A	N/A	12.0%
(1) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(2) The property opened for business in August 2012, therefore all figures represent seasonally adjusted annualized figures based on monthly reported sales from August 2012 through February 2013 as provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Grand Prairie Premium Outlets

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Saks Fifth Avenue Off 5th(4)	B1 / BB / BB	27,483	6.6%	$5.42	$137	3.5%	8/31/2022
Bloomingdale’s The Outlet Store	Baa3 / BBB / BBB	24,376	5.8%	$18.00	$156	11.6%	8/15/2022
Love Culture	NA / NA / NA	12,000	2.9%	$34.00	$177	18.8%	8/31/2022
Nike Factory Store	A1 / A+ / NA	10,045	2.4%	$14.00	$869	3.3%	8/31/2017
Columbia Sportswear Company	NA / NA / NA	8,882	2.1%	$30.85	$198	23.0%	1/31/2023
Tommy Hilfiger	Ba3 / BB+ / NA	8,325	2.0%	$32.96	$302	16.4%	8/31/2022
Gap Outlet	Baa3 / BB+ / BBB-	8,317	2.0%	$27.03	$529	8.4%	8/31/2017
Brooks Brothers	NA / NA / NA	8,088	1.9%	$29.00	$146	31.7%	12/31/2019
Coach Factory(5)	NA / NA / NA	7,749	1.9%	$62.12	$1,863	3.1%	1/31/2023
Banana Republic Factory	Baa3 / BB+ / BBB-	7,509	1.8%	$27.03	$520	8.5%	8/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3) Sales PSF represents a seasonally adjusted annualized figures based on monthly reported sales from August 2012 through February 2013, as provided by the borrower.
(4) Saks Fifth Avenue Off 5th pays percentage rent of 3.5% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on sales from August 2012 through January 2013 annualized.
(5) Coach Factory pays percentage rent in lieu of base rent of 2.5% of gross sales up to $6.0 million and 3.5% of gross sales thereafter. Base Rent PSF represents percentage rent based on sales from August 2012 through January 2013, annualized.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,617	0.4%	NAP	NAP	1,617	0.4%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	1,617	0.4%	$0	0.0%
2014	0	0	0.0	0	0.0	1,617	0.4%	$0	0.0%
2015	0	0	0.0	0	0.0	1,617	0.4%	$0	0.0%
2016	0	0	0.0	0	0.0	1,617	0.4%	$0	0.0%
2017	5	30,536	7.3	705,694	5.8	32,153	7.7%	$705,694	5.8%
2018	0	0	0.0	0	0.0	32,153	7.7%	$705,694	5.8%
2019	6	23,956	5.7	754,735	6.2	56,109	13.4%	$1,460,429	12.0%
2020	0	0	0.0	0	0.0	56,109	13.4%	$1,460,429	12.0%
2021	0	0	0.0	0	0.0	56,109	13.4%	$1,460,429	12.0%
2022	59	232,674	55.7	6,506,920	53.4	288,783	69.2%	$7,967,350	65.4%
2023	35	127,926	30.6	4,117,006	33.8	416,709	99.8%	$12,084,356	99.2%
2024 & Beyond	1	714	0.2	102,002	0.8	417,423	100.0%	$12,186,358	100.0%
Total	106	417,423	100.0%	$12,186,358	100.0%
(1) Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)

	Budget	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,584,000	$12,186,358	$29.19	62.4%
Vacant Income	0	218,075	0.52	1.1
Gross Potential Rent	$12,584,000	$12,404,433	$29.72	63.5%
Total Reimbursements	7,397,000	7,119,468	17.06	36.5
Net Rental Income	$19,981,000	$19,523,901	$46.77	100.0%
(Vacancy/Credit Loss)	0	(624,765)	(1.50)	(3.2)
Other Income	500,000	500,000	1.20	2.6
Effective Gross Income	$20,481,000	$19,399,137	$46.47	99.4%

Total Expenses	$5,954,000	$6,396,965	$15.32	33.0%

Net Operating Income	$14,527,000	$13,002,171	$31.15	67.0%

Total TI/LC, Capex/RR	0	821,003	1.97	4.2
Net Cash Flow	$14,527,000	$12,181,168	$29.18	62.8%
(1) Construction of the property was completed in 2012 and as a result, historical financials are not available.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Grand Prairie Premium Outlets

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at closing.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as (i) no DSCR Reserve Trigger Period (defined below) exists, (ii) the borrower provides satisfactory evidence that the required taxes are paid in accordance with the loan documents and (iii) the borrower pays all taxes and other charges prior to the assessment of a penalty and prior to a delinquency.

“DSCR Reserve Trigger Period” means that the debt service coverage ratio based on the trailing four calendar quarters is less than 1.55x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no DSCR Reserve Trigger Period exists or the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Period exists. During a DSCR Reserve Trigger Period, the borrower is required to deposit $5,220 per month ($0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $125,280 ($0.30 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived prior to January 1, 2020 so long as no DSCR Reserve Trigger Period exists. On and after January 1, 2020 or during a DSCR Reserve Trigger Period, the borrower is required to deposit $62,615 per month ($1.80 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,502,760 ($3.60 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iii) the debt service coverage ratio based on the trailing four calendar quarters falls below 1.40x for two consecutive calendar quarters, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Property. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

Cap on Guaranty. There is a cap on the full recourse and loss carve-out liabilities of the sponsor and guarantor in the amount of $12.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$114,400,000	Title:	Fee
Cut-off Date Principal Balance:	$114,400,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	8.7%	Net Rentable Area (SF):	770,221
Loan Purpose:	Acquisition	Location:	Denver, CO
Borrower:	Rosemont WTC Denver Operating LLC	Year Built / Renovated:	1979 / N/A
		Occupancy:	90.9%
Sponsor:	Rosemont Realty, LLC	Occupancy Date:	3/1/2013
Interest Rate(1):	4.24915%	Number of Tenants:	55
Note Date:	4/17/2013	2010 NOI:	$8,495,774
Maturity Date:	5/1/2023	2011 NOI:	$8,274,115
Interest-only Period:	36 months	2012 NOI:	$10,754,951
Original Term:	120 months	UW Economic Occupancy:	90.2%
Original Amortization:	360 months	UW Revenues:	$19,795,574
Amortization Type:	IO-Balloon	UW Expenses:	$8,333,507
Call Protection:	L(24),Def(93),O(3)	UW NOI(2):	$11,462,067
Lockbox:	Hard	UW NCF:	$10,302,217
Additional Debt:	Yes	Appraised Value / Per SF(3):	$176,100,000 / $229
Additional Debt Balance:	$17,600,000	Appraisal Date:	3/4/2013
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$149
Taxes:	$0	$224,474	N/A	Maturity Date Loan / SF:	$129
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	65.0%
Replacement Reserves:	$16,667	$16,667	N/A	Maturity Date LTV(3):	56.5%
TI/LC:	$108,333	$108,333	N/A	UW NCF DSCR:	1.53x
Other:	$5,274,801	$0	N/A	UW NOI Debt Yield:	10.0%

(1) The interest rate is 4.2491538% when extended to its full precision.
(2) UW NOI is higher than 2012 NOI primarily due to lease renewals or expansions by existing tenants, as well as contractual rent bumps. Since November 2012, leases or expansions representing approximately $0.9 million of annual revenue have been executed.
(3) Based on the “Hypothetical Value”, which is the estimated market value of the property assuming that all deferred maintenance had been completed. At closing, funds were escrowed to pay all such amounts identified in the appraisal. The “as-is” value assuming no escrows were taken is $175.0 million, which results in a Cut-off Date LTV for the of 65.4% and Maturity Date LTV of 56.9%.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The World Trade Center I & II loan has an outstanding principal balance of $114.4 million and is secured by a first mortgage lien on two adjacent Class A office buildings located in Denver, Colorado. The loan has a 10-year term and, subsequent to an initial 36-month interest-only period, will amortize based on a 30-year schedule. The proceeds of the loan along with $17.6 million of mezzanine debt and approximately $45.8 million of borrower equity were used to acquire the property for $171.4 million, fund upfront reserves of $5.4 million and pay closing costs of $1.0 million.

The Borrower. The borrowing entity for the loan is Rosemont WTC Denver Operating LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company headquartered in Santa Fe, New Mexico. Rosemont currently owns approximately 16 million square feet of office space in more than 165 buildings in 25 states across the United States. According to the sponsor, the portfolio is currently valued at approximately $1.5 billion.

The Property. World Trade Center I & II consists of two adjacent 28 and 29-story, Class A, LEED Gold Certified office buildings totaling approximately 770,221 square feet that are located in Denver, Colorado. The properties were constructed in 1979 and are connected by a landscaped indoor/outdoor plaza. The property also has a two-level parking garage with approximately 111 spaces, along with a perpetual easement with several adjacent buildings for an additional 305 spaces. The property is located within walking distance of several forms of public transportation including bus and light rail stations. Additionally, the property is located two blocks from the State Capitol Building and Denver Civic Center, and is directly across from the 16th Street Mall, an open air shopping and dining center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

As of March 1, 2013, the property was 90.9% occupied by 55 tenants. Over 50.0% of the net rentable area is leased by investment grade rated tenants or their affiliates. Since February 2011, the property has executed 14 new leases, renewals or expansions accounting for approximately 144,225 square feet of space in the buildings. The largest tenant at the property, Noble Energy, currently occupies 156,129 square feet (20.3% of the net rentable area) and has a lease expiration of June 2017. Noble Energy has been a tenant at the property since 2001 and has expanded on six different occasions to reach its current leased square footage. Noble Energy is an S&P 500 company that specializes in oil and gas exploration and production and currently employs over 2,000 people in the U.S. and seven other countries. The second largest tenant at the property, Schlumberger, occupies 84,024 square feet (10.9% of the net rentable area) through two separate leases with expiration dates of January 2019 and October 2022. Schlumberger took occupancy in 2011 under its original lease and subsequently expanded by signing an additional lease in November 2012. Schlumberger is a global supplier of technology, integrated project management and information solutions to the international oil and gas exploration industry, and currently employs approximately 118,000 people in 85 countries. The third largest tenant at the property, KeyBank National Association, occupies approximately 60,319 square feet (7.8% of the net rentable area) and has a lease expiration in May 2021. No other tenant at the property occupies more than 5.2% of the net rentable area.

The property is located in the downtown submarket of Denver, which serves as the primary commercial market of Denver, employing approximately 110,000 people in a total of 32 million square feet of office space. The downtown Denver market consists of 25.6 million square feet of total office space and serves as the largest office market within a 600-mile radius. According to the appraisal, the submarket reported an overall vacancy of 13.9%, with asking rents of $25.45 per square foot, and a Class A vacancy rate of 12.2%, with asking rents of $27.89 per square foot, as of the fourth quarter of 2012. Market rents in the appraisal are quoted on a full service gross basis, however most leases at the property are triple net which is reflected in the tenant summary table below. The appraisal identified seven competitive properties built between 1972 and 1984 that range in size from 419,344 to 737,432 square feet. The properties in the competitive set have a weighted average occupancy of 90.0%, with current asking rents ranging from $13.00 to $25.36 per square foot.

Historical and Current Occupancy(1)

2010	2011	2012	Current(2)
83.2%	88.5%	91.2%	90.9%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of March 1, 2013.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Noble Energy	Baa2 / BBB / NA	156,129	20.3%	$18.72	6/30/2017
Schlumberger(3)	A1 / A+ / NA	84,024	10.9%	$16.33	1/31/2019
KeyBank National Association	Baa1 / BBB+ / A-	60,319	7.8%	$18.61	5/31/2021
Resolute Natural Resources(4)	B3 / B / NA	39,716	5.2%	$16.80	7/31/2013
Baker Hughes	A2 / A / NA	34,955	4.5%	$10.00	1/31/2016
WesternGeco(5)	A1 / A+ / NA	27,882	3.6%	$15.25	1/31/2019
Kodiak Oil & Gas(6)	B3 / B / NA	27,573	3.6%	$17.36	10/31/2016
Kaufman Holdings Company(7)	NA / BB- / NA	14,346	1.9%	$17.00	2/28/2022
Office of the Governor	NA / NA / NA	14,337	1.9%	$11.27	6/30/2018
Kaplan Kirsch & Rockwell(8)	NA / NA / NA	14,107	1.8%	$17.00	8/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Schlumberger has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that Schlumberger occupies. In total, Schlumberger has 56,016 square feet expiring in January 2019 and 28,008 square feet expiring in October 2022.
(4) Resolute Natural Resources has been at the property since 2005 and has expanded its space multiple times. The borrower is currently negotiating a lease renewal with the tenant and $2.0 million was escrowed at closing to cover any potential TI/LC costs associated with the releasing of the space.
(5) WesternGeco has the right to terminate its lease on June 30, 2016, subject to a termination fee of approximately $125,469 plus any unamortized landlord costs, with ten months notice.
(6) Kodiak Oil & Gas has the right to terminate its lease on October 31, 2014, subject to a termination fee of $200,000 plus any unamortized landlord costs, with six months notice.
(7) Kaufman Holdings Company has the right to terminate its lease on February 28, 2017, subject to a termination fee of approximately $120,942 plus the unamortized cost of all tenant improvements costs, with 12 months notice.
(8) Kaplan Kirsch & Rockwell has the right to terminate its lease on March 31, 2015, subject to a termination fee of approximately $42,321 plus the unamortized cost of all tenant improvements costs, with six months notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	70,400	9.1%	NAP	NAP	70,400	9.1%	NAP	NAP
2013 & MTM	10	80,092	10.4	$1,475,208	12.2%	150,492	19.5%	$1,475,208	12.2%
2014	6	35,429	4.6	552,898	4.6	185,921	24.1%	$2,028,106	16.8%
2015	12	85,049	11.0	1,607,240	13.3	270,970	35.2%	$3,635,346	30.1%
2016	10	91,148	11.8	1,302,375	10.8	362,118	47.0%	$4,937,721	40.9%
2017	5	182,086	23.6	3,364,273	27.9	544,204	70.7%	$8,301,994	68.8%
2018	4	32,667	4.2	510,378	4.2	576,871	74.9%	$8,812,372	73.0%
2019	2	83,898	10.9	1,279,445	10.6	660,769	85.8%	$10,091,817	83.6%
2020	0	0	0.0	0	0.0	660,769	85.8%	$10,091,817	83.6%
2021	2	62,424	8.1	1,164,905	9.7	723,193	93.9%	$11,256,722	93.3%
2022	2	42,354	5.5	762,030	6.3	765,547	99.4%	$12,018,752	99.6%
2023	0	0	0.0	0	0.0	765,547	99.4%	$12,018,752	99.6%
2024 & Beyond	2	4,674	0.6	50,669	0.4	770,221	100.0%	$12,069,421	100.0%
Total	55	770,221	100.0%	$12,069,421	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,689,581	$10,509,948	$11,347,414	$12,069,421	$15.67	55.0%
Vacant Income	0	0	0	1,318,085	1.71	6.0
Gross Potential Rent	$9,689,581	$10,509,948	$11,347,414	$13,387,505	$17.38	61.0%
Total Reimbursements	7,244,241	6,338,859	7,209,609	8,547,842	11.10	39.0
Net Rental Income	$16,933,822	$16,848,807	$18,557,023	$21,935,347	$28.48	100.0%
(Vacancy/Credit Loss)	(441,040)	(1,157,048)	(315,166)	(2,159,674)	(2.80)	(9.8)
Other Income	31,593	24,589	27,649	19,900	0.03	0.1
Effective Gross Income	$16,524,376	$15,716,348	$18,269,505	$19,795,574	$25.70	90.2%
Total Expenses	$8,028,602	$7,442,233	$7,514,555	$8,333,507	$10.82	42.1%
Net Operating Income	$8,495,774	$8,274,115	$10,754,951	$11,462,067	$14.88	57.9%
Total TI/LC, Capex/RR	0	0	0	1,159,850	1.51	5.9
Net Cash Flow	$8,495,774	$8,274,115	$10,754,951	$10,302,217	$13.38	52.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are higher than historical years primarily due to lease renewals or expansions by existing tenants, as well as contractual rent bumps. Since November 2012, leases or expansions representing approximately $0.9 million of annual revenue have been executed.

Property Management. The property is managed by Rosemont Property Management of Denver LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $2.0 million for the Resolute Reserve (defined below), $1.7 million for capital expenditures, $1.3 million for required repairs, $137,737 for abated rent associated with four tenants, $137,064 for outstanding tenant improvements and leasing commissions, $108,333 for the initial deposit to the TI/LC reserve and $16,667 for the initial deposit to the replacement reserve.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $224,474.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $16,667 (approximately $0.26 per square foot annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

World Trade Center I & II

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $108,333 (approximately $1.69 per square foot annually) for tenant improvement and leasing commissions. This reserve is not subject to a cap.

Resolute Reserve - At closing, the borrower deposited $2.0 million into a reserve held by the lender that will be released to the borrower once Resolute Natural Resources has renewed its lease or the space relating to Resolute Natural Resources has been leased to a replacement tenant approved by the lender, and such replacement tenant has taken occupancy, opened for business and commenced paying full unabated rent.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Additional Debt. A mezzanine loan of $17.6 million secured by the equity interests in the borrower was provided by JPMCB and sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 8.25% coupon. Including the mezzanine loan, the Cut-off Date LTV is 75.0%, the UW NCF DSCR is 1.25x and the UW NOI Debt Yield is 8.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Pecanland Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Pecanland Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Pecanland Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Pecanland Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$90,000,000	Title:	Fee
Cut-off Date Principal Balance:	$90,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	433,200
Loan Purpose:	Refinance	Location:	Monroe, LA
Borrower:	Pecanland Mall, LLC	Year Built / Renovated:	1985 / 2008
Sponsor:	GGP Limited Partnership	Occupancy:	95.0%
Interest Rate:	3.87500%	Occupancy Date:	2/1/2013
Note Date:	3/1/2013	Number of Tenants:	80
Maturity Date:	3/1/2023	2010 NOI:	$8,352,382
Interest-only Period:	24 months	2011 NOI:	$8,611,782
Original Term:	120 months	2012 NOI:	$8,704,197
Original Amortization:	360 months	UW Economic Occupancy:	94.9%
Amortization Type:	IO-Balloon	UW Revenues:	$12,723,100
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$3,813,503
Lockbox:	CMA	UW NOI:	$8,909,598
Additional Debt:	N/A	UW NCF:	$8,279,795
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$131,000,000 / $302
Additional Debt Type:	N/A	Appraisal Date:	2/1/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$208
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$174
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.63x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.9%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Pecanland Mall loan has an outstanding principal balance of $90.0 million and is secured by a first mortgage lien on a regional mall located in Monroe, Louisiana. In total, the mall consists of approximately 965,238 square feet, of which 433,200 square feet serve as collateral for the loan. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The proceeds from the loan were used to refinance previously existing debt of approximately $50.6 million, pay closing costs of $0.4 million and return equity of $39.1 million to the sponsor. The previously existing debt was securitized in the CGCMT 2004-C1 transaction.

The Borrower. The borrowing entity for the loan is Pecanland Mall, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGP Limited Partnership, an affiliate of General Growth Properties, Inc. (“GGP”). GGP is a fully integrated, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP currently owns, or has an interest in, 125 regional shopping malls comprising approximately 134.2 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois and trades on the NYSE under the ticker “GGP”.

The Property.  The Pecanland Mall is a 965,238 square foot regional mall, of which 433,200 square feet serves as collateral for the loan. The property, located in Monroe, Louisiana, was originally constructed in 1985 and was purchased by GGP in 2002 for $72.0 million. Since 2004, the property has undergone renovations to the food court, roof and movie theater totaling approximately $6.9 million. The property is anchored by Dillard’s (165,930 square feet), JCPenney (138,426 square feet), Sears (122,032 square feet), Belk (105,650 square feet) and Burlington Coat Factory (63,436 square feet); however, only Burlington Coat Factory is included in the collateral for the loan, as each of the other anchors owns their own stores and underlying land. Additionally, there are approximately 4,757 parking spaces, resulting in a parking ratio of 4.9 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Pecanland Mall

As of February 1, 2013, the space serving as collateral for the loan was approximately 95.0% leased by 80 tenants. The property’s tenancy caters to a mid-price point customer base with tenants that include Dick’s Sporting Goods, Old Navy, Forever 21, Express, Victoria’s Secret, American Eagle Outfitters and Foot Locker. Dick’s Sporting Goods, which opened in October 2012, is a new additional to the mall and is the only Dick’s Sporting Goods store within an approximately 89-mile radius. The Dick’s Sporting Goods space was constructed by relocating several tenants and combining several in-line spaces. Two of the tenants that were relocated were The Shoe Dept., which expanded from an approximately 6,000 square foot space to a new 13,595 square foot space and Radio Shack which moved to a vacant space near the food court. Gross mall sales for all tenants that reported as of December 31, 2012 were approximately $93.6 million and in-line sales per square foot for comparable stores less than 10,000 square feet were approximately $308, $319 and $334 in 2010, 2011 and 2012, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for 2011 and 2012 were approximately 10.9% and 10.4%, respectively.

Pecanland Mall is located in Monroe, Louisiana, immediately off Interstate 20, which serves as the major thoroughfare connecting Atlanta to the east with Dallas to the west. Monroe is situated approximately 100 miles east of Shreveport, Louisiana and 120 miles west of Jackson, Mississippi and has a total population of 176,000. The property is the only regional mall within a 90-mile radius and competes mainly with big-box and community/strip centers at the local level. According to the appraisal, the property has a primary trade area consisting of a 15-mile radius that contains approximately 150,395 people, with an average household income of $52,382, as of 2012. The secondary trade area, defined as being within a 25-mile radius of the property, contains approximately 202,006 people with an average household income of $50,826, as of 2012. According to the appraisal, the property’s primary competition consists of seven properties that are detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Alexandria Mall	1999 / 2004	778,774	$295	96.0%	89 miles	Dillard’s, JCPenney, Sears, Burlington Coat Factory
Pierre Bossier Mall	1982 / 2005	612,239	$345	91.0%	94 miles	Dillard’s, Sears, JCPenney
Mall St. Vincent	1976 / 2005	532,634	$276	95.0%	99 miles	Dillard’s, Sears
The Mall at Cortana	1976 / 2005	1,432,889	$210	61.0%	151 miles	Dillard’s, Macy’s, JCPenney, Sears, Virginia College
Mall of Louisiana	1997 / N/A	1,438,797	$465	95.0%	157 miles	Dillard’s Men’s, JCPenney, Macy’s, Sears
Mall of Acadiana	1979 / 2004	994,162	$440	100.0%	163 miles	Dillard’s, JCPenney, Macy’s, Sears
Prien Lake Mall	1972 / 1998	791,000	N/A	N/A	174 miles	Dillard’s, Kohl’s, JCPenney, Sears
Total / Weighted Average		6,580,495	$345	87.2%
 (1) Per the appraisal.

Historical and Current Occupancy(1)

	2010	2011	2012	Current(2)
Non-Anchor(3)	83.0%	83.0%	89.5%	91.3%
Total Mall(4)	92.4%	95.5%	97.7%	97.8%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current occupancy is as of February 1, 2013.
(3) In-line occupancy is based on tenants less 10,000 square feet.
(4) Includes non-collateral anchors. The net rentable area serving as collateral for the mortgage loan is currently 95.0% occupied.

In-line Sales and Occupancy Costs(1)

	2009	2010	2011	2012
In-line Sales PSF	$303	$308	$319	$334
Occupancy Costs	11.6%	11.2%	10.9%	10.4%
(1) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Pecanland Mall

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Burlington Coat Factory	Caa1 / B- / NA	63,436	14.6%	$8.35	$78	10.8%	1/31/2018
Dick’s Sporting Goods	NA / NA / NA	47,200	10.9%	$12.00	N/A	N/A	1/31/2023
Stein Mart	NA / NA / NA	29,914	6.9%	$9.00	N/A	N/A	3/31/2021
Cinema 10(4)(5)	NA / BB- / NA	23,170	5.3%	$8.25	$191,090	15.6%	12/31/2015
Belk	NA / NA / NA	19,962	4.6%	$12.00	$637	1.9%	12/31/2017
Old Navy	NA / NA / NA	15,834	3.7%	$13.75	$376	4.8%	1/31/2016
The Shoe Dept.	NA / NA / NA	13,595	3.1%	$18.41	$186	9.9%	5/31/2022
Forever 21	NA / NA / NA	11,886	2.7%	$34.44	$241	13.6%	5/31/2018
New York & Company	NA / NA / NA	9,140	2.1%	$21.85	$107	25.9%	12/31/2016
Express	NA / BB / NA	7,287	1.7%	$10.77	$182	19.7%	1/31/2019
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve month period ending December 31, 2012 for all tenants.
(4) Cinema 10 pays 10% of gross sales in lieu of base rent with a minimum payment of $8.25 per square foot. The contractual minimum payment was underwritten.
(5) Sales PSF reflects sales per screen for Cinema 10. Sales per screen is based on a total of ten screens.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	21,642	5.0%	NAP	NAP	21,642	5.0%	NAP	NAP
2013 & MTM	11	25,852	6.0	$383,126	4.6%	47,494	11.0%	$383,126	4.6%
2014	10	26,134	6.0	622,608	7.5	73,628	17.0%	$1,005,734	12.1%
2015	8	39,990	9.2	820,883	9.9	113,618	26.2%	$1,826,617	22.0%
2016	14	53,879	12.4	1,363,708	16.4	167,497	38.7%	$3,190,326	38.4%
2017	6	27,726	6.4	554,332	6.7	195,223	45.1%	$3,744,658	45.1%
2018	12	102,855	23.7	1,907,824	23.0	298,078	68.8%	$5,652,481	68.1%
2019	3	13,824	3.2	279,799	3.4	311,902	72.0%	$5,932,281	71.4%
2020	1	2,470	0.6	49,400	0.6	314,372	72.6%	$5,981,681	72.0%
2021	5	43,623	10.1	853,406	10.3	357,995	82.6%	$6,835,087	82.3%
2022	5	20,680	4.8	531,783	6.4	378,675	87.4%	$7,366,870	88.7%
2023	5	54,525	12.6	937,259	11.3	433,200	100.0%	$8,304,129	100.0%
2024 & Beyond	0	0	0.0	0	0.0	433,200	100.0%	$8,304,129	100.0%
Total	80	433,200	100.0%	$8,304,129	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,042,260	$7,525,442	$7,651,215	$8,304,129	$19.17	63.3%
Vacant Income	0	0	0	393,255	0.91	3.0
Gross Potential Rent	$7,042,260	$7,525,442	$7,651,215	$8,697,384	$20.08	66.3%
Total Reimbursements	4,773,943	4,583,179	4,428,767	4,425,128	10.21	33.7
Net Rental Income	$11,816,203	$12,108,622	$12,079,982	$13,122,512	$30.29	100.0%
(Vacancy/Credit Loss)	0	0	0	(667,336)	(1.54)	(5.1)
Other Income	204,733	252,420	256,405	267,924	0.62	2.0
Effective Gross Income	$12,020,936	$12,361,042	$12,336,388	$12,723,100	$29.37	97.0%

Total Expenses	$3,668,554	$3,749,260	$3,632,191	$3,813,503	$8.80	30.0%

Net Operating Income	$8,352,382	$8,611,782	$8,704,197	$8,909,598	$20.57	70.0%

Total TI/LC, Capex/RR	0	0	0	629,803	1.45	5.0
Net Cash Flow	$8,352,382	$8,611,782	$8,704,197	$8,279,795	$19.11	65.1%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2) Underwritten Rents in Place are higher than 2012 primarily due to a new 47,200 square foot lease with Dick’s Sporting Goods which took occupancy in October 2012 and contractual rent increases for other tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Pecanland Mall

Property Management. The property is managed by the borrower.

Escrows and Reserves. No upfront escrows were taken at closing. In lieu of depositing funds into escrow for free rent and outstanding tenant improvements and leasing commissions obligations related to three tenants, the sponsor provided a payment guaranty for the full amount of the outstanding obligations, which equals approximately $1.7 million.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event (defined below) has occurred and is continuing.

“Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days or (iii) the DSCR based on the trailing twelve month period falls below 1.30x.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event has occurred and is continuing, provided however, that the borrower is not required to make deposits for insurance so long as no event of default exists, and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $10,830 per month ($0.30 per square foot annually) for replacement reserves. The reserve is subject to a cap of $129,960 ($0.30 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $45,125 per month ($1.25 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $541,500 ($1.25 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During the continuance of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited to the cash management account will be held as additional security for the loan.

Future Additional Debt. A mezzanine loan may be obtained by the borrower or its affiliates, provided certain terms and conditions are satisfied, including, but not limited to, (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 61.8% based on a recent appraisal, (iii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.718x, (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.256%, (v) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a rating agency confirmation with respect to the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Chandler Crossings Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Chandler Crossings Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Chandler Crossings Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$85,000,000	Title:	Fee
Cut-off Date Principal Balance:	$85,000,000	Property Type - Subtype:	Multifamily - Student Housing
% of Pool by IPB:	6.5%	Number of Beds(1):	2,772
Loan Purpose:	Acquisition	Location:	East Lansing, MI
Borrowers(2):	Various	Year Built / Renovated:	Various / N/A
Sponsors:	Patrick N. Smith and Harold Rosenblum	Occupancy:	96.5%
		Occupancy Date:	1/15/2013
Interest Rate:	4.16900%	Number of Tenants:	N/A
Note Date:	1/31/2013	2010 NOI:	$6,528,336
Maturity Date:	2/1/2023	2011 NOI:	$7,200,760
Interest-only Period:	24 months	TTM NOI(3):	$7,104,494
Original Term:	120 months	UW Economic Occupancy:	92.5%
Original Amortization:	360 months	UW Revenues:	$15,203,432
Amortization Type:	IO-Balloon	UW Expenses:	$7,756,860
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI:	$7,446,572
Lockbox:	Soft	UW NCF:	$7,100,072
Additional Debt:	N/A	Appraised Value / Per Bed(1):	$116,400,000 / $41,991
Additional Debt Balance:	N/A	Appraisal Date:	1/22/2013
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed(1):	$30,664
Taxes:	$374,994	$147,613	N/A	Maturity Date Loan / Bed(1):	$25,952
Insurance:	$197,646	Springing	N/A	Cut-off Date LTV:	73.0%
Replacement Reserves:	$28,875	$28,875	N/A	Maturity Date LTV:	61.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
Other:	$8,967,980	$0	N/A	UW NOI Debt Yield:	8.8%

(1) The portfolio consists of 852 units with a total of 2,772 beds. The portfolio is leased on a per bed basis.
(2) For a full description of the borrowers, please refer to “The Borrowers” section below.
(3) TTM NOI represents the trailing twelve month period ending November 30, 2012. Due to the timing of the acquisition, 2012 year end financials were not made available to the borrower.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Chandler Crossings Portfolio loan has an outstanding principal balance of $85.0 million and is secured by first mortgage liens on a portfolio of three multifamily student housing properties totaling 852 units (2,772 beds) located in East Lansing, Michigan. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The proceeds of the loan, along with $18.0 million of preferred equity and approximately $12.2 million of sponsor equity, were used to acquire the properties for $101.8 million, fund upfront reserves of $9.6 million and pay closing costs of $3.9 million.

The Borrowers. The borrowing entities for the loan are The Village at MSU, LLC, The ClubSpa at MSU, LLC and The Landings at MSU, LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Patrick N. Smith and Harold Rosenblum. Mr. Smith is the President of WestPac Investments, Inc (“WestPac”) and Mr. Rosenblum is the President of Woodlark Companies (“Woodlark”).  WestPac is a real estate development and management firm that works with a diversified, privately-held investment portfolio. WestPac and its principals have put together projects that include over 5,000 apartment units, seven hotels, five senior housing communities and numerous condominiums and office buildings. Woodlark is a privately-owned real estate investment company specializing in the acquisition, financing and ownership of institutional income-producing multifamily housing properties. Woodlark currently owns or controls over 5,000 apartment units, comprising over 14,000 beds in 13 states at 21 different universities. Woodlark was identified by Student Housing Business Magazine in 2012 as the 8th largest owner and 14th largest manager of student housing in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Chandler Crossings Portfolio

The Properties. The portfolio consists of three multifamily student housing properties totaling 852 units (2,772 beds) located in East Lansing, Michigan that were built between 2001 and 2003. As of January 15, 2013, the portfolio was 96.5% leased and was 64.2% preleased for the 2013-2014 school year as of March 2013. The portfolio offers residents comprehensive amenities including outdoor and indoor swimming pools, 24-hour fitness centers, yoga rooms, tennis and racquetball courts, an ice skating rink, indoor and outdoor basketball courts, sand volleyball courts, tanning beds, screening rooms, study and meeting rooms and 3.3 spaces per unit of outdoor parking. Units are rented fully furnished and include full size washer/dryers, dishwasher, private balcony or patio, cable and internet. Units within the portfolio are rented by the bed, and residents sign a 12-month lease for the academic year with sponsor or parental guarantees. Rent is paid on a monthly basis and is inclusive of cable, internet, water, sewer and trash. The properties are located approximately 2.5 miles from the Michigan State University (“MSU”) campus and cater primarily to MSU’s student population. The properties are served by the Capital Area Transportation Authority (“CATA”) bus system which stops at each property and serves the MSU campus, shopping centers and downtown Lansing. CATA provides stops at the properties at the expense of the owner.

The sponsors purchased the portfolio for approximately $101.8 million ($119,425 a unit / $36,706 per bed) and are planning to complete an approximately $9.0 million ($10,616 per unit) renovation over the next three years. All of the units will be renovated and/or upgraded with new flooring, paint, furniture, appliances, countertops, lighting, cabinets and hardware, fixtures and water heaters. The renovations are expected to position the portfolio to more effectively compete with the interiors offered at newer properties in the market. The sponsor anticipates the renovated units will receive a $100 rent premium per bed based on the rents that have been achieved at several existing upgraded units within the portfolio.

MSU is a major four-year university that is part of the Big Ten Conference with total enrollment of approximately 48,900 for the 2012/2013 school year. Fall 2012 enrollment represents a 6.2% increase over 2007 enrollment. Of the 2012 enrollment approximately 36,800 are undergraduates, 10,200 are graduates and 1,900 are non-degree students. MSU offers on-campus housing that can accommodate approximately 15,000 students in two residence halls and two apartment complexes. The on-campus housing can accommodate approximately 30% of the 2012 enrollment and is currently operating at 100% occupancy. According to the sponsor, MSU has no plans for the construction or addition of on-campus housing.

The appraisal identified five competitive properties for the portfolio ranging from 106 units (355 beds) to 222 units (654 beds) that were constructed between 1998 and 2011. The competitive set reported a weighted average occupancy of 98.9%. According to the appraisal, there is one cottage style development with 172 new units (approximately 700 beds) within a quarter mile of the properties that is currently under construction, with a portion of the property scheduled to open by the fall of 2013.  There is also one other planned 300-bed development in the area, however, according to the appraisal, a proposed timeline for construction or opening currently does not exist.

Property Summary

Property	Year Built	Units	Beds	Number of Buildings	Appraised Value	Underwritten Net Cash Flow	Monthly In-Place Rent Per Bed(1)	Monthly Market Rent Per Bed(2)
The Village	2002	336	1,068	22	$45,100,000	$2,750,376	$469	$545
The Landings	2001	306	936	22	38,900,000	2,440,910	$478	$540
The Club	2003	210	768	16	32,400,000	1,908,785	$473	$548
Total		852	2,772	60	$116,400,000	$7,100,072	$473	$544
(1) Monthly In-Place Rent Per Bed based on the January 15, 2013 rent roll.
(2) Monthly Market Rent Per Bed based on the appraisals’ concluded market rents.

Historical and Current Occupancy(1)

Property	2010	2011	2012	Current(2)	2013-2014 Preleasing(3)
The Village	82.9%	94.4%	93.8%	96.3%	63.5%
The Landings	91.7%	93.9%	94.5%	96.4%	64.6%
The Club	89.4%	89.0%	91.8%	97.0%	66.4%
Weighted Average	87.7%	92.7%	93.5%	96.5%	64.2%
(1) Historical Occupancies are the average for each respective year.
(2) Current Occupancy as of January 15, 2013.
(3) 2013-2014 Preleasing represents leases that have been signed for the 2013-2014 academic school year as of
March 29, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Chandler Crossings Portfolio

Portfolio Unit Mix(1)

Unit Type	# of Units	# of Beds	% of Total	Occupied Beds	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent Per Bed
1 Bed	36	36	1.3%	36	100.0%	600	$658
2 Bed	156	309	11.1%	298	96.4%	926	$551
3 Bed	216	650	23.4%	626	96.3%	1,114	$460
4 Bed	444	1,777	64.1%	1,716	96.6%	1,412	$435
Total / Wtd. Avg.	852	2,772	100.0%	2,767	96.5%	1,213	$473
(1) Data from borrower rent roll as of January 15, 2013.

Operating History and Underwritten Net Cash Flow

	2010	2011	TTM(1)	Underwritten	Per Bed	%(2)
Rents in Place(3)	$15,083,572	$15,247,001	$15,491,347	$15,192,515	$5,481	96.6%
Vacant Income	0	0	0	542,224	195	3.4
Gross Potential Rent	$15,083,572	$15,247,001	$15,491,347	$15,734,739	$5,676	100.0%
Total Reimbursement	0	0	0	0	0	0.0
Net Rental Income	$15,083,572	$15,247,001	$15,491,347	$15,734,739	$5,676	100.0%
(Vacancy/Credit Loss)	(1,700,240)	(1,277,393)	(1,353,051)	(1,185,399)	(428)	(7.5)
Other Income	589,024	547,644	654,092	654,092	236	4.2
Effective Gross Income	$13,972,356	$14,517,252	$14,792,388	$15,203,432	$5,485	96.6%

Total Expenses	$7,444,020	$7,316,492	$7,687,894	$7,756,860	$2,798	51.0%

Net Operating Income	$6,528,336	$7,200,760	$7,104,494	$7,446,572	$2,686	49.0%

Total Capex/RR	0	0	0	346,500	125	2.3
Net Cash Flow	$6,528,336	$7,200,760	$7,104,494	$7,100,072	$2,561	46.7%
(1) TTM represents the trailing twelve month period ending November 30, 2012. Due to the timing of the acquisition, 2012 year end financials were not made available to the borrower.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are based on the January 15, 2013 rent rolls annualized.

Property Management. The portfolio is managed by Woodlark Chandler Crossings Manager, LLC, an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $4.5 million for planned capital improvements, $3.5 million for a performance reserve, $903,668 for prepaid rent, $374,994 for initial taxes reserves, $197,646 for insurance, $64,313 for deferred maintenance and $28,875 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $147,613.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $28,875 (approximately $407 per unit / $125 per bed annually) for replacement reserves.

Capital Improvement Reserve Fund - At closing, the borrower deposited into escrow $4.5 million of the approximately $9.0 million of planned capital improvements that are scheduled to be completed over the next three years. Funds will be released to the sponsor on an ongoing basis as improvements are completed.

Performance Reserve - The loan is structured with a $3.5 million performance reserve that will be released to the borrower at such time as, (i) no event of default exists, (ii) all of the approximately $9.0 million of initial planned capital improvements have been completed and (iii) the properties have achieved pre-leasing thresholds as outlined in the loan agreement and, (iv) the operating expenses of the properties meet the test set forth in the loan documents. Then, funds from the performance reserve will be released to the borrower in an amount equal to the excess of (a) the net operating income as calculated in the loan agreement divided by 9.0% less (b) $85.0 million less the amount currently outstanding in the performance reserve escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Chandler Crossings Portfolio

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrower and manager are required to have all collected funds deposited into a lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. The lender will have a first priority security interest in the cash management account. To the extent that (i) an event of default exists, (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the DSCR based on the trailing three month period falls below 1.20x, all excess cash flow will be deposited into the cash management account and held as additional collateral for the loan.

Release of Properties.  No portion of the collateral may be released during the term of the loan.

Preferred Equity. A preferred equity investment totaling $18.0 million was provided at closing by a third party investor. The preferred equity holder is entitled to the preferred return (which is 16%), with 12% paid currently and 4% accrued and unpaid until after the return of all capital contributions. In addition, the preferred equity holder is entitled to an additional 20% return if (i) the preferred return is not paid when due, (ii) there is a default which would permit the preferred equity holder to replace the management of the borrower, or (iii) for any additional capital contributions by the preferred equity holder. Distributions for the preferred return may only be made by the borrower to the extent there is sufficient cash flow after payment of debt service, reserves and operating expenses. The preferred equity holder has the right to replace the management of the borrower upon certain specified events (including the failure to pay the preferred return as provided in the operating agreement), and the loan documents specifically contemplate this contingency with a pre-approved transfer provision, which includes a requirement for a new guarantor with a net worth of not less than $55 million and liquid assets of not less than $5 million.

Future Additional Debt. A mezzanine loan may be obtained in connection with a sale of the property to a third party provided certain terms and conditions are satisfied including, but not limited, to: (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 75.0% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan assuming amortization thereunder) is not less than 1.41x and (iv) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Deerwood Office Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Deerwood Office Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Deerwood Office Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$84,500,000	Title:	Fee
Cut-off Date Principal Balance:	$84,500,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	6.4%	Net Rentable Area (SF):	1,018,218
Loan Purpose:	Acquisition	Location:	Jacksonville, FL
Borrowers:	FDG Deerwood North, LLC and FDG Deerwood South LLC	Year Built / Renovated:	Various / N/A
		Occupancy:	93.3%
Sponsor:	Parkway Properties LP	Occupancy Date:	3/1/2013
Interest Rate:	3.92200%	Number of Tenants:	36
Note Date:	3/7/2013	2010 NOI:	$10,029,991
Maturity Date:	4/1/2023	2011 NOI:	$8,663,731
Interest-only Period:	36 months	2012 NOI:	$10,457,547
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$18,753,276
Amortization Type:	IO-Balloon	UW Expenses:	$7,611,090
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NOI(1):	$11,142,186
Lockbox:	CMA	UW NCF:	$9,526,762
Additional Debt:	N/A	Appraised Value / Per SF:	$132,900,000 / $131
Additional Debt Balance:	N/A	Appraisal Date:	1/30/2013
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$72
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	54.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.99x
Other:	$2,736,026	$0	N/A	UW NOI Debt Yield:	13.2%

(1) UW NOI is higher than the 2012 NOI primarily due to three new leases totaling approximately 17,748 square feet as well as contractual rent increases.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Deerwood Office Park loan has an outstanding principal balance of $84.5 million and is secured by a first mortgage lien on two suburban office parks composed of eight multi-tenant office buildings located in Jacksonville, Florida. The loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, in addition to approximately $49.2 million of sponsor equity, were used to acquire the properties for $130.0 million from Flagler Development, fund upfront reserves of $2.7 million and pay closing costs of $1.0 million.

The Borrowers.  The borrowing entities for the loan are FDG Deerwood North, LLC and FDG Deerwood South LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Parkway Properties LP. Parkway Properties LP is controlled by Parkway Properties, Inc. (“Parkway Properties”), a publicly traded real estate investment trust (NYSE: PKY) specializing in office properties in the southern portion of the United States. As of January 1, 2013, Parkway Properties owns or has an interest in 43 office properties located in nine states comprising approximately 11.9 million square feet of leasable space. In addition, Parkway Properties manages approximately 10.8 million square feet on behalf of third parties.

The Property. The Deerwood Office Park is comprised of two Class A office parks located in Jacksonville, Florida. Deerwood North is a four-building, 496,373 square foot office park that is approximately 93.3% leased and Deerwood South is a four-building, 521,845 square foot office park that is approximately 93.3% leased. Together the two office parks total approximately 1,018,218 square feet and are approximately 93.3% leased. The office parks were built in phases between 1996 and 2005 and are situated on approximately 75.3 acres. Both of the properties are located at the intersection of J.Turner Butler Boulevard and Southside Boulevard approximately 10 miles southeast of the Jacksonville’s central business district. The properties are located within a larger 358-acre park that currently has over 4 million square of office space and is home to over 50 companies, employing over 15,000 people. Both properties have received awards including “Best Project Development” for Deerwood North by the National Association of Industrial and Office Properties (“NAIOP”) and Deerwood South has received the “Best Suburban Office Park” award by the Building Owners and Managers Associations International (“BOMA”) twice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Deerwood Office Park

As of March 1, 2013, the property was 93.3% leased by 36 tenants. Approximately 56.3% of the net rentable area is leased by investment grade tenants or their affiliates. The largest tenant within the portfolio, JPMorgan Chase Bank, National Association (“JPMCB”), leases approximately 18.6% of the net rentable area through June 2015 with one five-year extension option remaining. JPMCB uses the majority of its space for the processing and servicing of residential mortgages. JPMCB has been in occupancy since 1997 and in January 2012 expanded by approximately 4,254 square feet. In addition, JPMCB allowed a termination option for 81,227 square feet to expire in October 2012. In total, JPMCB occupies space at four other properties within the Jacksonville market totaling approximately 415,000 square feet. The second largest tenant within the portfolio, Fidelity Investments (“Fidelity”) leases 10.5% of the net rentable area through September 2016. Fidelity uses its space as a call center for management of 401ks and high net worth individuals. Fidelity originally took occupancy in September 2006 and expanded by approximately 29,143 square feet in April 2007. Fidelity allowed a termination option for their entire premises to expire in October 2012. The third largest tenant within the portfolio, Comcast, leases 10.4% of the net rentable area through March 2021 with two five-year extension options remaining. Comcast took occupancy in 2010 and uses the location to house customer service operations and corporate training.

According to the appraisal, as of the fourth quarter of 2012, the Jacksonville office market was comprised of approximately 61.1 million square feet of office space with a vacancy rate of 13.5%. The property is located in the Southside submarket which contains approximately 16.0 million square feet of office space, of which 6.6 million was considered Class A. The Southside submarket reported an overall vacancy rate of 11.5% and a Class A vacancy rate of 5.3%. The appraisal identified seven competitive properties ranging from approximately 92,701 to 288,147 square feet that reported a weighted average occupancy of approximately 92.6% and asking rents of $18.00 to $20.50 per square foot which are in-line with rents at the properties. In addition, according to the appraisal, there are no new office properties under construction in the properties’ submarket.

Property Summary

Property	Year Built	Net Rentable Area (SF)	Number of Tenants(1)	Current Occupancy	Allocated Loan Amount(2)	Appraised Value(3)	Largest Tenant
Deerwood North – Building 1	1999	135,283	5	86.6%	N/A	N/A	Carolina Casualty Insurance
Deerwood North – Building 2	2001	134,845	2	100.0%	N/A	N/A	Comcast
Deerwood North – Building 3	2003	112,347	7	88.0%	N/A	N/A	NGM Insurance
Deerwood North – Building 4	2005	113,898	2	98.4%	N/A	N/A	Fidelity Investments
Deerwood North Subtotal		496,373	16	93.3%	$43,100,000	$67,800,000

Deerwood South – Building 1	1996	134,519	9	100.0%	N/A	N/A	Fortegra
Deerwood South – Building 2	1996	126,274	5	83.9%	N/A	N/A	Adecco
Deerwood South – Building 3	1997	126,121	6	96.1%	N/A	N/A	JPMorgan Chase Bank, NA
Deerwood South – Building 4	1998	134,931	4	82.8%	N/A	N/A	JPMorgan Chase Bank, NA
Deerwood South Subtotal		521,845	24	93.3%	$41,400,000	$65,100,000
Total		1,018,218	40	93.3%	$84,500,000	$132,900,000
(1) Number of Tenants reflects actual tenants within each property. The portfolio in total has 36 distinct tenants, some of which occupy spaces at multiple properties.
(2) Allocated Loan Amount based on each individual office park and were not determined on a building by building basis.
(3) Appraised Value based on each individual office park and were not provided on a building by building basis.

Historical and Current Occupancy(1)

Property	2009	2010	2011	2012	Current(2)
Deerwood North – Building 1	79.4%	78.8%	90.0%	85.6%	86.6%
Deerwood North – Building 2(3)	21.1%	100.0%	100.0%	100.0%	100.0%
Deerwood North – Building 3	88.1%	94.5%	94.5%	93.7%	88.0%
Deerwood North – Building 4	100.0%	100.0%	98.4%	98.4%	98.4%
Deerwood North Subtotal	70.3%	93.0%	95.7%	94.3%	93.3%

Deerwood South – Building 1	61.4%	41.7%	99.9%	100.0%	100.0%
Deerwood South – Building 2(4)	77.6%	23.5%	82.9%	87.7%	83.9%
Deerwood South – Building 3	87.6%	93.5%	93.5%	96.9%	96.1%
Deerwood South – Building 4	95.8%	78.5%	93.8%	92.8%	82.8%
Deerwood South Subtotal	80.6%	59.4%	92.7%	94.4%	93.3%
Weighted Average	75.6%	75.8%	94.1%	94.4%	93.3%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy based on March 1, 2013 rent roll.
(3) The occupancy increase from 2009 to 2010 at Deerwood North – Building 2 was the result of a new 106,253 square foot lease with Comcast.
(4) The occupancy increase from 2010 to 2011 at Deerwood South – Building 2 was primarily the result of a new 78,292 square foot lease with Adecco.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Deerwood Office Park

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
JPMorgan Chase Bank, NA(3)	A2 / A / A+	189,092	18.6%	$18.39	6/30/2015
Fidelity Investments(4)	A2 / A+ / NA	107,062	10.5%	$20.65	9/30/2016
Comcast(5)	A3 / A- / BBB+	106,253	10.4%	$11.50	3/31/2021
Adecco(6)	Baa3 / BBB / NA	78,292	7.7%	$19.00	3/31/2022
NGM Insurance	NA / NA / NA	67,694	6.6%	$20.65	2/29/2016
Fortegra	NA / NA / NA	58,089	5.7%	$18.75	4/30/2022
Carolina Casualty Insurance	NA / A+ / NA	57,668	5.7%	$20.31	8/31/2017
Arizona Chemical Company	Ba3 / B+ / NA	42,911	4.2%	$19.48	9/30/2017
Black Diamond Performance	NA / NA / NA	29,031	2.9%	$19.57	8/31/2017
TD Auto Finance LLC	NA / NA / NA	28,593	2.8%	$20.73	7/31/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) JPMorgan Chase Bank has the right to terminate 21,246 square feet of its space in October 2013 with notice required by April 30, 2013.
(4) Fidelity Investments has the right to terminate its lease if the tenant signs a lease for an entire new building with the borrower or its affiliates, if the total space leased by the tenant from the borrower and its affiliates in the Jacksonville market is at least 150,000 square feet.
(5) Comcast’s Base Rent PSF reflects a NNN lease.
(6) Adecco has the right to reduce its space by 20,000 square feet after August 2016, with a fee of approximately $725,617 and nine months notice. In addition, Adecco has the right to terminate its lease on December 31, 2018, subject to a termination fee of approximately $2.2 million and nine months’ notice.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	68,296	6.7%	NAP	NAP	68,296	6.7%	NAP	NAP
2013 & MTM	4	22,967	2.3	$494,453	2.8%	91,263	9.0%	$494,453	2.8%
2014	3	40,828	4.0	838,236	4.7	132,091	13.0%	$1,332,689	7.5%
2015	7	224,458	22.0	4,152,155	23.3	356,549	35.0%	$5,484,844	30.8%
2016	7	226,432	22.2	4,621,392	26.0	582,981	57.3%	$10,106,236	56.8%
2017	8	157,895	15.5	3,124,603	17.6	740,876	72.8%	$13,230,838	74.4%
2018	4	34,708	3.4	755,621	4.2	775,584	76.2%	$13,986,459	78.6%
2019	0	0	0.0	0	0.0	775,584	76.2%	$13,986,459	78.6%
2020	0	0	0.0	0	0.0	775,584	76.2%	$13,986,459	78.6%
2021	1	106,253	10.4	1,221,910	6.9	881,837	86.6%	$15,208,368	85.5%
2022	2	136,381	13.4	2,576,678	14.5	1,018,218	100.0%	$17,785,046	100.0%
2023	0	0	0.0	0	0.0	1,018,218	100.0%	$17,785,046	100.0%
2024 & Beyond	0	0	0.0	0	0.0	1,018,218	100.0%	$17,785,046	100.0%
Total	36	1,018,218	100.0%	$17,785,046	100.0%
 (1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Deerwood Office Park

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$15,933,179	$14,727,035	$16,592,277	$17,785,046	$17.47	87.3%
Vacant Income	0	0	0	1,345,414	1.32	6.6
Gross Potential Rent	$15,933,179	$14,727,035	$16,592,277	$19,130,460	$18.79	93.9%
Total Reimbursements	1,260,352	1,113,833	1,086,932	1,253,535	1.23	6.1
Net Rental Income	$17,193,531	$15,840,868	$17,679,208	$20,383,995	$20.02	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,630,720)	(1.60)	(8.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$17,193,531	$15,840,868	$17,679,208	$18,753,276	$18.42	92.0%

Total Expenses	$7,163,540	$7,177,137	$7,221,662	$7,611,090	$7.47	40.6%

Net Operating Income	$10,029,991	$8,663,731	$10,457,547	$11,142,186	$10.94	59.4%

Total TI/LC, Capex/RR	0	0	0	1,615,424	1.59	8.6
Net Cash Flow	$10,029,991	$8,663,731	$10,457,547	$9,526,762	$9.36	50.8%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are higher than the 2012 primarily due to three new leases totaling approximately 17,748 square feet as well as contractual rent increases.

Property Management. The properties are managed by Parkway Realty Services, LLC, an affiliate of the sponsor.

Escrows and Reserves.  At closing, the borrower deposited into escrow approximately $2.5 million for free rent obligations associated with 11 tenants and $216,198 for outstanding tenant improvement and leasing commission obligations.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as (i) the DSCR based on the trailing three month period is equal to or greater than 1.55x, (ii) the borrower provides satisfactory evidence that the required taxes and other charges have been paid prior to the date such payments are due in accordance with the loan documents and (iii) no event of default exists.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) the borrower provides satisfactory evidence that the properties are insured under a blanket policy in accordance with the loan documents and (ii) no event of default exists.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as (i) the DSCR based on the trailing three month period is equal to or greater than 1.55x and (ii) no event of default exists. In the event replacement reserves are required to be escrowed, the borrower will deposit $16,970 on a monthly basis (approximately $0.20 per square foot annually) to the replacement reserves.

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC reserve is waived so long as (i) the DSCR based on the trailing three month period is equal to or greater than 1.55x and (ii) no event of default exists. In the event reserves are required to be escrowed, the borrower will deposit $116,667 on a monthly basis (approximately $1.37 per square foot annually) to the TI/LC reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Deerwood Office Park

Lockbox / Cash Management.  The loan is structured with a CMA lockbox and springing cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (defined below). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at such time and held in trust and for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) the DSCR based on the trailing three month period falling below 1.35x, (ii) no event of default exists, (iii) the borrower or property manager becoming the subject of a bankruptcy, insolvency or similar action, (iv) a Major Tenant Trigger Event (defined below) or (v) a Free Rent Deposit Trigger Event (defined below). During a Cash Sweep Event, all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan, or, in the event of a Free Rent Deposit Trigger Event, held and disbursed as provided in the loan documents.

A “Major Tenant Trigger Event” occurs when Comcast, Fidelity, JPMCB and/or any replacement tenants demising 100,000 square feet or more fails to renew at least 25,000 square feet of its leased space prior to the date required to exercise any renewal options, gives notice that it will not renew or vacates its space.

A “Free Rent Deposit Trigger Event” occurs if free rent amounts due to Adecco in September 2016 and/or Comcast in January 2017 are not deposited into escrow with the lender 12 months prior to the date that the free rent periods are scheduled to begin. The borrower will be required to deposit approximately $537,000 to cover the free rent period scheduled in the Adecco lease from September 2016 to December 2016 and $1.1 million to cover the free rent period scheduled in the Comcast lease from January 2017 to September 2017.

Release Provisions. Borrower may release either Deerwood North or Deerwood South from the collateral of the loan starting in May 2015, provided that, among other things, (i) no event of default exists; (ii) borrower pays a release price of 110% of the applicable allocated loan amount and the applicable yield maintenance premium; (iii) the DSCR for the property then remaining subject to the lien of the mortgage is equal to or greater than the greater of (a) 2.00x or (b) the DSCR of the properties then subject to the lien of the mortgage immediately preceding the release based on the trailing twelve month period; and (iv) the LTV for the then remaining individual property shall be equal to or less than 64.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Legacy Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Legacy Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Legacy Place

CINEMA DELUX
RETAIL / OFFICE BUILDING
KINGS
GAP
Wicked
Yard House
Genki
Bath & Body Works
H&M
EXPRESS
LOVECULTURE
Make
Justice
LOFT
Coldwater Creek
CITY SPORTS
Citizens Bank
VICTORIA'S SECRET
bebe
ANTHROPOLOGIE
BANANA REPUBLIC
ALDO
WILLIAMS-SONOMA
SEPHORA
AQUITAINE
URBAN OUTFITTERS
Citizens Bank
Corporate Offices
UPPER LEVEL PAVILION BUILDING
J.CREW
ORVIS
Salon Capri
WHOLE FOODS MARKET
T-Mobile
L.L.Bean
LEGACY BOULEVARD
PARKING ABOVE 3 LEVELS
ELM STREET
LEGACY BOULEVARD
PROVIDENCE HIGHWAY
N
Anchor / Major
Non Anchor
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Legacy Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.7%	Net Rentable Area (SF):	483,569
Loan Purpose:	Refinance	Location:	Dedham, MA
Borrower:	Legacy Place Properties LLC	Year Built / Renovated:	2009
Sponsor:	SDM Holdings LLC	Occupancy:	94.9%
Interest Rate:	3.99000%	Occupancy Date:	2/27/2013
Note Date:	4/16/2013	Number of Tenants:	76
Maturity Date:	5/1/2023	2010 NOI:	$10,451,849
Interest-only Period:	36 months	2011 NOI:	$13,568,682
Original Term:	120 months	2012 NOI:	$15,915,727
Original Amortization:	360 months	UW Economic Occupancy:	97.5%
Amortization Type:	IO-Balloon	UW Revenues:	$25,064,386
Call Protection:	L(25),Grtr1%orYM(89),O(6)	UW Expenses:	$7,920,263
Lockbox:	Hard	UW NOI(2):	$17,144,123
Additional Debt(1):	Yes	UW NCF:	$16,601,270
Additional Debt Balance(1):	$125,000,000	Appraised Value / Per SF:	$365,000,000 / $755
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/11/2013

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$414
Taxes:	$305,225	$305,225	N/A	Maturity Date Loan / SF:	$358
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.8%
Replacement Reserves:	$5,996	$5,996	$215,865	Maturity Date LTV:	47.4%
TI/LC:	$32,916	$32,917	N/A	UW NCF DSCR:	1.45x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.6%

(1) Legacy Place is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $200.0 million. The Financial Information presented in the chart above reflects the entire $200.0 million whole loan.
(2) UW NOI is higher than 2012 NOI primarily due to new leases and contractual rent bumps for existing tenants. Since June 2012, leases representing approximately $0.5 million of annual revenue have been executed.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Legacy Place loan is secured by a first mortgage lien on a 483,569 square foot lifestyle center located in Dedham, Massachusetts. The loan has an outstanding principal balance of $200.0 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $75.0 million and is being contributed to the JPMCC 2013-LC11 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $125.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to securitization of the Note A-1, the controlling holder of the Whole Loan will be the JPMCC 2013-LC11 Directing Certificateholder (prior to the occurrence and continuance of a Control Event) and, following the securitization of the Note A-1, the directing certificateholder with respect to such other securitization (prior to the occurrence and continuance of a control event there under; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan were used to refinance previously existing debt of approximately $189.1 million, fund upfront reserves of $0.3 million, pay closing costs of $1.6 million and return $8.9 million of equity to the sponsor. The previously existing debt, with an aggregate original principal balance of $196.0 million, was provided by a balance sheet lender.

The Borrower. The borrowing entity for the loan is Legacy Place Properties LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is SDM Holdings LLC. The borrower is owned by a joint venture between TIAA-CREF, WS Development and National Amusements. SDM Holdings LLC is owned by Jeremy M. Sclar, Thomas J. DeSimone, and Richard A. Marks, each a member of the executive management team for WS Development. WS Development, founded in 1990, develops, owns, manages and leases a portfolio of over 80 properties including lifestyle centers, power centers, community centers, and mixed-use developments. The company has a portfolio of approximately 19 million square feet of existing retail space, and an additional 3.5 million square feet under development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Legacy Place

The Property.  Legacy Place is a 483,569 square foot grocery anchored lifestyle center, located in Dedham, Massachusetts. The property was constructed in 2009, and is comprised of six buildings located on approximately 40.4 acres.  The property is anchored by Whole Foods (60,236 square feet), Citizens Bank (47,641 square feet of office space), L.L. Bean (29,806 square feet) and Kings Bowling Alley (25,000 square feet) and shadow anchored by an 18-screen Cinema de Lux movie theater. The Whole Foods at the property serves as the company’s largest store in New England and is also the first store in Massachusetts to generate on-site power with fuel cell technology and solar panels. Additionally, there are approximately 2,800 surface and garage parking spaces at the property, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of net rentable area.

As of February 27, 2013, the property was approximately 94.9% occupied by 76 tenants. The property’s tenancy caters to a mid to upscale customer, with tenants that include Apple, Anthropologie, H&M, J. Crew, Lululemon, Orvis, Victoria’s Secret and Williams-Sonoma. The property also contains a significant food component and includes restaurant tenants such as Yard House, PF Changs and Met Bar & Grill. Gross sales for all tenants that reported as of the twelve month period ending February 28, 2013 were approximately $229.3 million. Sales per square foot were $582 for tenants occupying greater than 10,000 square feet and $554 for tenants occupying less than 10,000 square feet, for the twelve month period ending February 28, 2013. Occupancy costs for in-line tenants occupying less than 10,000 square feet were 10.5% during the same time period.

Legacy Place is located in a heavily commercial corridor at the intersection of Routes 1 and 128, approximately 10 miles from the Boston central business district. Route 1, which intersects with Interstate 95 approximately 0.2 miles south of the property, is a heavily trafficked six-lane highway that has an average traffic count of approximately 41,105 cars per day. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 204,331 people, with an average household income of $94,931 as of 2012. The secondary trade area, defined as being within a ten-mile radius of the property, contains approximately 1.1 million people with an average household income of $90,543 as of 2012. The appraisal concluded that rents in the market average approximately $43.68 per square foot and range from $36.00 to $60.00 per square foot. The appraisal concluded that market rental rates are $60.00 for spaces less than 2,500 square feet, $45.00 for spaces between 2,500 and 5,000 square feet, $38.00 for spaces between 5,000 and 10,000 square feet and $36.00 for spaces greater than 10,000 square feet. The appraisal concluded that current rents at the property are slightly below the market average at $43.08 per square foot. According to the appraisal, the property’s primary competition consists of six properties that are detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Dedham Mall	1970 / 2007	620,553	N/A	99.0%	1.6 miles	Lowe’s, Sears, Super Stop & Shop, Dick’s Sporting Goods, Toy’s R Us, Bob’s Discount Furniture, TJ Maxx, A.C. Moore, DSW, Old Navy
The Mall at Chestnut Hill	1974 / 1989	478,232	$680	99.0%	6.3 miles	Bloomingdales’s, Bloomingdale’s Home

South Shore Plaza	1961 / 1997	1,161,096	$700	97.0%	7.5 miles	Lord & Taylor, Macy’s, Sears

Derby Street Shops	1960 / 2004	436,000	N/A	N/A	14.2 miles	Kohl’s, Whole Foods, Barnes & Noble, Crate & Barrel

Natick Collection	1966 / 2007	1,692,059	$500	90.0%	9.5 miles	Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears

Patriot Place	2007 / N/A	1,300,000	N/A	97.0%	10.4 miles	Bass Pro, Bed, Bath & Beyond, Christmas Tree Shops, Staples, Off Broadway Shoes, Showcase Cinema
Total / Weighted Average		5,687,940	$596	95.2%
 (1) Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs

	2010	2011	2012	TTM(1)
Occupancy(2)(3)	94.6%	93.8%	99.5%	94.9%
In-line Sales PSF(4)(5)	$441	$504	$551	$554
Occupancy Costs(6)	13.7%	12.4%	11.4%	10.5%
(1) TTM represents the trailing twelve months ending February 28, 2013.
(2) Historical occupancies are as of December 31 of each respective year.
(3) TTM Occupancy is as of February 27, 2013.
(4) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(5) In-line Sales PSF excluding Apple were $346, $400, $434 and $437 for 2010, 2011, 2012 and TTM, respectively.
(6) Occupancy Costs excluding Apple were 17.5%, 15.9%, 14.5% and 13.3% for 2010, 2011, 2012 and TTM, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Legacy Place

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Whole Foods	NA / BBB- / NA	60,236	12.5%	$25.50	$1,039	3.6%	1/31/2030
Citizens Bank(4)	A3 / A / A-	47,641	9.9%	$23.30	N/A	N/A	6/30/2020
L.L. Bean	NA / NA / NA	29,806	6.2%	$29.00	$307	14.8%	7/31/2019
Kings Bowling Alley	NA / NA / NA	25,000	5.2%	$28.00	$237	12.6%	9/30/2019
Urban Outfitters	NA / NA / NA	11,505	2.4%	$37.00	$261	17.0%	1/31/2020
Anthropologie	NA / NA / NA	11,482	2.4%	$41.00	$305	14.5%	1/31/2020
Gap	Baa3 / BB+ / BBB-	11,311	2.3%	$49.90	$385	18.2%	1/31/2020
City Sports	NA / NA / NA	11,230	2.3%	$49.44	$344	20.4%	8/31/2019
H&M	NA / NA / NA	10,160	2.1%	$19.95	$391	5.1%	1/31/2020
Yard House	NA / NA / NA	10,018	2.1%	$40.00	$879	5.4%	3/14/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve month period ending February 28, 2013 for all tenants.
(4) Sales PSF and Occupancy Costs data is not applicable.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	24,662	5.1%	NAP	NAP	24,662	5.1%	NAP	NAP
2013 & MTM	3	2,702	0.6	$181,857	1.1%	27,364	5.7%	$181,857	1.1%
2014	2	8,150	1.7	356,667	2.1	35,514	7.3%	$538,524	3.1%
2015	0	0	0.0	0	0.0	35,514	7.3%	$538,524	3.1%
2016	2	1,568	0.3	116,837	0.7	37,082	7.7%	$655,361	3.8%
2017	0	0	0.0	0	0.0	37,082	7.7%	$655,361	3.8%
2018	1	733	0.2	57,750	0.3	37,815	7.8%	$713,111	4.1%
2019	19	116,413	24.1	4,727,314	27.4	154,228	31.9%	$5,440,425	31.5%
2020	36	225,389	46.6	8,361,847	48.5	379,617	78.5%	$13,802,272	80.0%
2021	3	10,108	2.1	485,516	2.8	389,725	80.6%	$14,287,788	82.8%
2022	7	26,697	5.5	1,021,452	5.9	416,422	86.1%	$15,309,239	88.8%
2023	1	2,723	0.6	122,535	0.7	419,145	86.7%	$15,431,774	89.5%
2024 & Beyond	2	64,424	13.3	1,814,122	10.5	483,569	100.0%	$17,245,896	100.0%
Total	76	483,569	100.0%	$17,245,896	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$13,815,084	$15,948,034	$16,636,046	$17,245,896	$35.66	67.4%
Vacant Income	0	0	0	641,212	1.33	2.5
Gross Potential Rent	$13,815,084	$15,948,034	$16,636,046	$17,887,108	$36.99	69.9%
Total Reimbursements	5,598,131	7,261,911	7,579,688	7,685,638	15.89	30.1
Net Rental Income	$19,413,215	$23,209,945	$24,215,734	$25,572,746	$52.88	100.0%
(Vacancy/Credit Loss)	(70,988)	(108,418)	(20,573)	(641,212)	(1.33)	(2.5)
Other Income	114,247	132,289	132,852	132,852	0.27	0.5
Effective Gross Income	$19,456,474	$23,233,816	$24,328,013	$25,064,386	$51.83	98.0%

Total Expenses	$9,004,625	$9,665,134	$8,412,286	$7,920,263	$16.38	31.6%

Net Operating Income	$10,451,849	$13,568,682	$15,915,727	$17,144,123	$35.45	68.4%

Total TI/LC, Capex/RR	0	0	0	542,853	1.12	2.2
Net Cash Flow	$10,451,849	$13,568,682	$15,915,727	$16,601,270	$34.33	66.2%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place is higher than historical years primarily due to new leases and contractual rent bumps for existing tenants. Since June 2012, leases representing approximately $0.5 million of annual revenue have been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Legacy Place

Ground Lease. The borrower has a leasehold interest in the portion of the property on which the theater is situated. The ground lease commenced in 2008 and has a final expiration on March 20, 2107. Ground rent due under the ground lease is $1 annually and was paid in full upfront by the borrower.

Property Management. The property is managed by S.R. Weiner & Associates, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $305,225 for real estate taxes, $32,916 for the TI/LC reserves and $5,996 for upfront replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $305,225.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

“Cash Sweep Event” means the occurrence of: (i) the DSCR based on the trailing three month period falling below 1.10x, (ii) an event of default exists or (iii) the borrower or property manager becoming the subject of a bankruptcy action.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,996 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $215,865 ($0.45 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $32,917 (approximately $0.82 per square foot annually) for tenant improvement and leasing commissions.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent a Cash Sweep Event has occurred and is continuing then all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Release of Property. The borrower is permitted to release a parcel of land with a private right-of-way, for which no rent was underwritten and no value was attributed in the appraisal in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Dulles View

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Dulles View

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Dulles View

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Dulles View

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title:	Fee
Cut-off Date Principal Balance:	$60,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.6%	Net Rentable Area (SF):	355,543
Loan Purpose:	Acquisition	Location:	Herndon, VA
Borrower:	Rosemont Dulles View Operating LLC	Year Built / Renovated:	2008 / N/A
		Occupancy(1):	94.4%
Sponsor:	Rosemont Realty, LLC	Occupancy Date:	3/1/2013
Interest Rate:	4.62500%	Number of Tenants:	15
Note Date:	3/20/2013	2010 NOI:	$2,303,353
Maturity Date:	4/1/2023	2011 NOI:	$2,299,718
Interest-only Period:	24 months	2012 NOI:	$5,065,779
Original Term:	120 months	UW Economic Occupancy:	86.1%
Original Amortization:	360 months	UW Revenues:	$11,061,432
Amortization Type:	IO-Balloon	UW Expenses:	$4,445,759
Call Protection:	L(25),Def(92),O(3)	UW NOI(2):	$6,615,673
Lockbox:	Hard	UW NCF:	$6,122,395
Additional Debt:	Yes	Appraised Value / Per SF:	$100,000,000 / $281
Additional Debt Balance:	$10,000,000	Appraisal Date:	1/15/2013
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$169
Taxes:	$632,173	$126,435	N/A	Maturity Date Loan / SF:	$145
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$5,926	$5,926	N/A	Maturity Date LTV:	51.4%
TI/LC:	$2,675,000	$33,333	N/A	UW NCF DSCR:	1.65x
Other:	$705,248	$0	N/A	UW NOI Debt Yield:	11.0%

(1) Occupancy includes GTSI, which is in physical occupancy of approximately 25,000 square feet of its leased space and which subleases an additional 23,229 square feet to Celcite Management Solutions. The remaining 56,015 square feet under the lease is currently vacant, however, GTSI continues to remain in compliance with its obligations under the lease. Excluding the vacant space, occupancy is 78.7%.
(2) UW NOI is higher than historical years primarily due to the burning off of contractual rent abatements associated with first generation leases at the property. UW NOI reflects full contractual rental rates for all tenants. At closing reserves for all outstanding free rent obligations were escrowed.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Dulles View loan has an outstanding principal balance of $60.0 million and is secured by a first mortgage lien on two connected Class A office buildings located in Herndon, Virginia. The loan has a 10-year term and subsequent to an initial 24-month interest-only period, will amortize based on a 30-year schedule. The proceeds of the loan along with $10.0 million of mezzanine debt and approximately $34.9 million of borrower equity were used to acquire the property for $100.0 million, fund upfront reserves of $4.0 million and pay closing costs of $0.9 million.

The Borrower. The borrowing entity for the loan is Rosemont Dulles View Operating LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company headquartered in Santa Fe, New Mexico. Rosemont currently owns approximately 16 million square feet of office space in more than 165 buildings in 25 states across the United States. According to the sponsor, the portfolio is currently valued at approximately $1.5 billion.

The Property. Dulles View consists of two eight-story, Class A, LEED Gold Certified office buildings totaling approximately 355,543 square feet. The office buildings were constructed in 2008 and are connected by a common two-story glass atrium. Amenities at the property include full-service conference facilities with state-of-the-art audio visual equipment, concierge service, fitness center, café and lounge. In addition, the property has a five-level parking garage with approximately 1,360 spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Dulles View

The property is located approximately 26 miles west of Washington, D.C, in the Dulles Corridor of Herndon, Virginia. The site is located across from the Washington-Dulles International Airport approximately one mile south of the Dulles Toll Road (Route 267) at the northeast corner of the intersection of Route 28 and Frying Pan Road. The property is located within Dulles Corner, a 110-acre master planned project with approximately 2.1 million square feet of Class A office space, two recently constructed hotels (Hyatt and Westin), eight restaurants/cafes and a residential complex.

As of March 1, 2013, the property was 94.4% leased (78.7% physically occupied) by 15 tenants. The largest tenant at the property, Time Warner Cable, currently occupies 118,634 square feet (33.4% of the net rentable area) with a lease expiration in July 2021 with two five-year extension options remaining. Time Warner Cable initially took occupancy of approximately 94,000 square feet in January 2011 and subsequently expanded twice in 2012 for an additional 25,000 square feet. The second largest tenant at the property, GTSI, leases 104,244 square feet (29.3% of the net rentable area) with a lease expiration in May 2019. GTSI is a provider of technology solutions and professional services to federal, state and local governments. GTSI was acquired by UNICOM Systems, a software company focused on enterprise computing in June 2012. Following the acquisition, GTSI vacated a portion of its space and began marketing it for sublease. Of the 104,244 square feet leased to GTSI, approximately 25,000 square feet is occupied by the tenant, 23,229 square feet is subleased to Celcite Management Solutions (“Celcite”) through April 2014 and the remaining 56,015 square feet is dark. GTSI has a contraction right at the end of May 2014 for the space currently being subleased to Celcite subject to a contraction fee of approximately $1.33 million that would be collected by the lender. The sponsor believes GTSI will exercise this option to contract and Celcite will enter into a direct lease with the sponsor. The third largest tenant at the property, Allen Systems Group, leases 23,685 square feet (6.7% of the net rentable area), with a lease expiration in May 2021 with two five-year renewal options remaining. Allen Systems Group is a technology company focused on enterprise information technology and business software solutions.

The property is located within the Northern Virginia office market which consists of the four jurisdictions of Fairfax County, Arlington County, Loudoun County and the City of Alexandria. Overall, Northern Virginia possesses over 130 million square feet of office space within approximately 950 buildings. According to REIS, the Northern Virginia office market reported an overall vacancy rate of 15.7% and a Class A vacancy rate of 14.7%, as of the fourth quarter of 2012. According to the appraisal, the property is located within the Herndon submarket which contained approximately 13.1 million square feet of office space, as of the fourth quarter of 2012. According to REIS, the submarket reported an overall vacancy rate of 16.5%, with asking rents of $29.58 per square foot, and a Class A vacancy rate of 15.3%, with asking rents of $31.85 per square foot, as of the fourth quarter of 2012.

Historical and Current Occupancy(1)

2009(2)	2010	2011	2012	Current(3)(4)
42.3%	83.0%	95.0%	94.4%	94.4%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) The property was constructed in 2008.
(3) Current Occupancy is as of March 1, 2013 and represents leased space.
(4) Current Occupancy includes GTSI, which is in physical occupancy of approximately 25,000 square feet of its leased space and which subleases an additional 23,229 square feet to Celcite. The remaining 56,015 square feet under the lease is currently vacant, however, GTSI continues to remain in compliance with its obligations under the lease. Excluding the vacant space, occupancy is 78.7%.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Time Warner Cable(3)	Baa2 / BBB / BBB	118,634	33.4%	$32.14	7/1/2021
GTSI(4)(5)	NA / NA / NA	104,244	29.3%	$36.15	5/1/2019
Allen Systems Group	NA / NA / NA	23,685	6.7%	$32.57	5/1/2021
ATCS	NA / NA / NA	21,035	5.9%	$31.95	4/1/2021
KTA Group	NA / NA / NA	20,676	5.8%	$38.08	1/1/2019
Vangent Inc.	NA / NA / NA	18,921	5.3%	$33.92	11/1/2019
System Soft Technologies	NA / NA / NA	6,104	1.7%	$32.57	7/1/2016
Xtar	NA / NA / NA	3,581	1.0%	$33.95	7/1/2016
Knowledge Link	NA / NA / NA	3,304	0.9%	$34.05	7/1/2016
Sparks Personnel Services	NA / NA / NA	3,291	0.9%	$32.46	7/1/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Time Warner Cable has the one-time right to terminate its lease on July 31, 2018, subject to a termination fee of approximately $5.2 million with 12 months notice.
(4) GTSI currently subleases 23,229 square feet to Celcite through April 2014 at a rate of $27.50 per square foot. The sublease rental rate was underwritten for the subleased space.
(5) GTSI has the one-time right to terminate its lease on one full floor of the property in May 2014, subject to a termination fee of approximately $1.33 million with nine months’ notice. The space that GTSI would terminate is currently leased to Celcite, which the sponsor believes will enter a direct lease with them.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Dulles View

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,860	5.6%	NAP	NAP	19,860	5.6%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	19,860	5.6%	$0	0.0%
2014	2	4,319	1.2	165,974	1.5	24,179	6.8%	$165,974	1.5%
2015	0	0	0.0	0	0.0	24,179	6.8%	$165,974	1.5%
2016	6	21,153	5.9	708,670	6.2	45,332	12.8%	$874,645	7.7%
2017	0	0	0.0	0	0.0	45,332	12.8%	$874,645	7.7%
2018	1	3,016	0.8	40,897	0.4	48,348	13.6%	$915,542	8.1%
2019	3	143,841	40.5	5,197,549	45.7	192,189	54.1%	$6,113,091	53.8%
2020	0	0	0.0	0	0.0	192,189	54.1%	$6,113,091	53.8%
2021	3	163,354	45.9	5,256,367	46.2	355,543	100.0%	$11,369,458	100.0%
2022	0	0	0.0	0	0.0	355,543	100.0%	$11,369,458	100.0%
2023	0	0	0.0	0	0.0	355,543	100.0%	$11,369,458	100.0%
2024 & Beyond	0	0	0.0	0	0.0	355,543	100.0%	$11,369,458	100.0%
Total	15	355,543	100.0%	$11,369,458	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,667,586	$8,003,037	$10,673,806	$11,369,458	$31.98	88.8%
Vacant Income	0	0	0	642,471	1.81	5.0
Gross Potential Rent	$4,667,586	$8,003,037	$10,673,806	$12,011,929	$33.78	93.8%
Total Reimbursements	(28)	68,007	403,757	797,530	2.24	6.2
Net Rental Income	$4,667,558	$8,071,045	$11,077,563	$12,809,459	$36.03	100.0%
(Vacancy/Credit Loss)(3)	(18,988)	(2,531,258)	(2,283,024)	(1,781,556)	(5.01)	(13.9)
Other Income	157,055	(52,638)	37,274	33,529	0.09	0.3
Effective Gross Income	$4,805,626	$5,487,148	$8,831,813	$11,061,432	$31.11	86.4%

Total Expenses	$2,502,273	$3,187,430	$3,766,035	$4,445,759	$12.50	40.2%

Net Operating Income	$2,303,353	$2,299,718	$5,065,779	$6,615,673	$18.61	59.8%

Total TI/LC, Capex/RR	0	0	0	493,278	1.39	4.5
Net Cash Flow	$2,303,353	$2,299,718	$5,065,779	$6,122,395	$17.22	55.3%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are higher than historical years due to the burning off of contractual rent abatements associated with first generation leases at the property. Underwritten Rents in Place reflect full contractual rental rates for all tenants. At closing reserves for all outstanding free rent obligations were escrowed.

(3) Underwritten Vacancy/Credit Loss reflects a 10.0% vacancy on all tenants with the exception of GTSI. For GTSI, a 10.0% vacancy was applied to the sublet space of 23,229 square feet and 25.0% was applied to the remaining 81,015 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Dulles View

Property Management. The property is managed by CBRE, Inc.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $2.7 million to the TI/LC reserve, $632,173 for real estate taxes, $468,808 for outstanding tenant improvements and leasing commissions, $236,440 for outstanding free rent obligations due to Time Warner Cable and $5,926 for upfront replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $126,435.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,926 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - In addition to the $2.7 million escrowed at closing, on a monthly basis, the borrower is required to escrow $33,333 (approximately $1.13 per square foot annually) for tenant improvements and leasing commissions. The TI/LC reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR (including the mezzanine loan) based on the trailing three month period falls below 1.25x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Additional Debt. A mezzanine loan of $10.0 million secured by the equity interests in the borrower was provided by JPMCB and was sold to third party investors. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 9.0% coupon. Including the mezzanine loan, the Cut-off Date LTV is 70.0%, the UW NCF DSCR is 1.33x and the UW NOI Debt Yield is 9.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

UMH Acquisition Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

UMH Acquisition Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

UMH Acquisition Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$53,760,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$53,612,701	Property Type - Subtype:	Manufactured Housing
% of Pool by IPB:	4.1%	Number of Pads:	2,268
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	UMH Properties, Inc.	Occupancy:	84.3%
Interest Rate:	4.06500%	Occupancy Date:	February 2013
Note Date:	3/1/2013	Number of Tenants:	N/A
Maturity Date:	3/1/2023	2010 NOI:	$5,670,075
Interest-only Period:	None	2011 NOI:	$6,075,437
Original Term:	120 months	2012 NOI(2):	$6,138,220
Original Amortization:	360 months	UW Economic Occupancy:	84.7%
Amortization Type:	Balloon	UW Revenues:	$9,750,925
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Expenses:	$3,687,458
Lockbox:	CMA	UW NOI:	$6,063,467
Additional Debt:	N/A	UW NCF:	$5,893,367
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$72,250,000 / $31,856
Additional Debt Type:	N/A	Appraisal Date:	January / February 2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$23,639
Taxes:	$216,645	$44,571	N/A	Maturity Date Loan / Pad:	$18,874
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.2%
Replacement Reserves:	$11,907	$11,907	$340,200	Maturity Date LTV:	59.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.90x
Other:	$237,738	$9,058	N/A	UW NOI Debt Yield:	11.3%

(1) For a full description of the borrowers, please refer to “The Borrowers” section below.
(2) Incomplete 2012 financial information was available for the Meadowood, Southern Terrace and Colonial Heights properties at the time of acquisition. 2012 NOI is annualized based on the period from July 2012 through December 2012 for the Meadowood property, and September 2012 through December 2012 for the Southern Terrace and Colonial Heights properties.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The UMH Acquisition Portfolio loan has an outstanding principal balance of approximately $53.6 million and is secured by a first mortgage lien on a 13-property, 2,268-pad, manufactured housing portfolio located in Indiana, Pennsylvania, Ohio and Michigan. The loan has a 10-year term and amortizes based on a 30-year schedule. Proceeds from the loan, along with sponsor’s equity of approximately $21.8 million, were used to acquire the properties for $72.4 million, pay closing costs of $2.6 million and fund upfront reserves of $0.5 million.

The Borrowers. The borrowing entities for the loan are UMH IN Broadmore, LLC, UMH IN Forest Creek, LLC, UMH IN Oak Ridge Estates, LLC, UMH IN Twin Pines, LLC, UMH IN Highland, LLC, UMH OH Meadowood, LLC, UMH OH Southern Terrace, LLC, UMH OH Colonial Heights, LLC, UMH MI Birchwood Farms, LLC, UMH PA Valley View-Honey Brook, LLC, UMH PA Valley View-Danboro, LLC, UMH PA Gregory Courts, LLC and UMH PA Sunnyside, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is UMH Properties, Inc. (“UMH”). UMH is a publicly traded real estate investment trust (NYSE: UMH) specializing in the ownership and operation of manufactured housing communities. UMH, which was founded in 1968 and has been public since 1985, owns a portfolio of 57 manufactured communities comprising approximately 10,600 home sites in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

UMH Acquisition Portfolio

The Properties. The portfolio consists of 13 separate manufactured housing communities totaling 2,268 pads. The portfolio is located across four states, with five properties in Indiana, four properties in Pennsylvania, three properties in Ohio and one property in Michigan. The portfolio was assembled through three separate acquisitions. The first two occurred in July and September 2012 when the Ohio properties were acquired, and the third occurred in conjunction with the closing of the loan when the sponsor acquired the remaining ten properties from American Residential Communities. The properties were built between 1956 and 1998 and offer a range of amenities including playgrounds, basketball courts, clubhouses and a swimming pool. As of February 2013, the portfolio had a weighted average occupancy of 84.3%.

Historical and Current Occupancy
Property	Pads	2010(1)	2011(1)	2012(2)	Current(3)
Danboro	230	99.1%	98.7%	98.7%	99.6%
Broadmore	382	59.6%	62.6%	65.4%	66.5%
Highland	246	84.1%	86.2%	86.2%	87.0%
Oak Ridge	205	82.4%	80.0%	86.8%	87.3%
Twin Pines	232	79.7%	83.2%	86.6%	85.3%
Honey Brook	144	97.2%	95.1%	98.6%	99.3%
Forest Creek	167	86.2%	88.0%	85.6%	85.0%
Meadowood(4)	134	N/A	N/A	N/A	82.8%
Sunnyside	67	85.9%	88.7%	97.0%	94.0%
Southern Terrace(4)	118	N/A	N/A	N/A	95.8%
Colonial Heights(4)	162	N/A	N/A	N/A	74.7%
Birchwood Farms	142	79.6%	80.3%	75.4%	74.6%
Gregory Courts	39	94.9%	100.0%	100.0%	100.0%
Total / Weighted Average	2,268	81.3%	82.6%	84.4%	84.3%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) 2012 Occupancy is as of November 31, 2012.
(3) Current Occupancy is as of February 27, 2013, except for the Meadowood, Southern Terrace and Colonial Heights properties which are as of February 1, 2013.
(4) Historical Occupancies are not available, as the previous owners did not provide this information.

Property Summary(1)
Property	Location	Pads	Year Built	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Portfolio Underwritten NCF
Danboro	Doylestown, PA	230	1956	$9,000,000	16.7%	$11,300,000	$985,571	16.7%
Broadmore	Goshen, IN	382	1970-1990	7,500,000	14.0	11,200,000	719,833	12.2
Highland	Elkhart, IN	246	1975	5,245,000	9.8	6,800,000	587,310	10.0
Oak Ridge	Elkhart, IN	205	1989	5,100,000	9.5	6,900,000	591,102	10.0
Twin Pines	Goshen, IN	232	1960-1970	5,056,000	9.4	6,800,000	592,340	10.1
Honey Brook	Honey Brook, PA	144	1964, 1985	4,833,000	9.0	6,500,000	525,153	8.9
Forest Creek	Elkhart, IN	167	1997	4,400,000	8.2	6,300,000	545,197	9.3
Meadowood	New Middletown, OH	134	1960	2,677,000	5.0	3,500,000	295,860	5.0
Sunnyside	Eagleville, PA	67	1959	2,550,000	4.7	3,200,000	265,567	4.5
Southern Terrace	Columbiana, OH	118	1980	2,528,000	4.7	3,400,000	244,941	4.2
Colonial Heights	Wintersville, OH	162	1970	1,859,000	3.5	2,450,000	205,593	3.5
Birchwood Farms	Birch Run, MI	142	1998	1,762,000	3.3	2,300,000	189,912	3.2
Gregory Courts	Honey Brook, PA	39	1965	1,250,000	2.3	1,600,000	144,988	2.5
Total		2,268		$53,760,000	100.0%	$72,250,000	$5,893,367	100.0%
(1) Per the appraisal and the underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

UMH Acquisition Portfolio

Market Summary
Property	Current Occupancy(1)	Total Pads in Competitive Set(2)	Competitive Set Average Rent Per Pad(2)	Average Market Occupancy(2)	Average Competitive Property Age(2)
Danboro	99.6%	1,343	$498	98.8%	51
Broadmore	66.5%	1,661	$362	89.8%	37
Highland	87.0%	2,428	$376	87.6%	28
Oak Ridge	87.3%	2,131	$354	89.2%	34
Twin Pines	85.3%	1,661	$362	89.8%	37
Honey Brook	99.3%	388	$455	94.5%	49
Forest Creek	85.0%	2,507	$375	85.2%	32
Meadowood	82.8%	527	$269	88.0%	41
Sunnyside	94.0%	486	$509	97.7%	63
Southern Terrace	95.8%	543	$280	85.5%	45
Colonial Heights	74.7%	223	$248	84.3%	45
Birchwood Farms	74.6%	1,294	$340	56.5%	36
Gregory Courts	100.0%	493	$452	95.4%	49
(1) Current Occupancy is as of February 27, 2013 except for the Meadowood, Southern Terrace and Colonial Heights properties which are as of February 1, 2013. (2) Per the appraisal.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012(1)	Underwritten	Per Pad	%(2)
Rents in Place	$7,675,926	$8,255,885	$8,573,757	$8,777,332	$3,870	78.7%
Vacant Income	0	0	0	1,497,594	660	13.4
Gross Potential Rent	$7,675,926	$8,255,885	$8,573,757	$10,274,926	$4,530	92.1%
Total Reimbursements	785,354	915,545	883,190	883,190	389	7.9
Net Rental Income	$8,461,280	$9,171,430	$9,456,947	$11,158,115	$4,920	100.0%
(Vacancy/Credit Loss)	(309,316)	(297,453)	(325,990)	(1,707,049)	(753)	(15.3)
Other Income	233,559	302,937	299,858	299,858	132	2.7
Effective Gross Income	$8,385,523	$9,176,914	$9,430,815	$9,750,925	$4,299	87.4%

Total Expenses	$2,715,448	$3,101,476	$3,292,594	$3,687,458	$1,626	37.8%

Net Operating Income	$5,670,075	$6,075,437	$6,138,220	$6,063,467	$2,673	62.2%

Total Capex	0	0	0	170,100	75	1.7
Net Cash Flow	$5,670,075	$6,075,437	$6,138,220	$5,893,367	$2,598	60.4%
(1) Incomplete 2012 financial information was available for the Meadowood, Southern Terrace and Colonial Heights properties at the time of acquisition. All 2012 financial information is annualized based on the period from July 2012 through December 2012 for the Meadowood property and September 2012 through December 2012 for the Southern Terrace and Colonial Heights properties.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The portfolio is managed by the sponsor.

Ground Lease. The borrower has a leasehold interest in the Birchwood Farms property. The ground lease commenced April 12, 2000 and has a final expiration on April 12, 2099, with one 99 year renewal option. Ground rent due under the ground lease is currently $108,691 annually and ground rent increases every five years pursuant to the lease. The next rent escalation will occur April 12, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

UMH Acquisition Portfolio

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $228,680 for required repairs, $216,645 for real estate taxes, $11,907 for the initial deposit to the replacement reserve and $9,058 for the initial deposit to the ground rent reserve.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $44,571.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance reserve is waived so long as no event of default exists, the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents, and all insurance premiums have been paid.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $11,907 (approximately $5.25 per pad) for replacement reserves. The reserve is capped at $340,200 (approximately $150.00 per pad). The amounts deposited monthly are subject to change upon releases of individual properties.

Ground Rent Reserve - On a monthly basis, the borrower is required to escrow $9,058 for the ground rent reserve with respect to the ground lease on the Birchwood Farms property.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (defined below). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of any of the following: (i) an event of default; (ii) any bankruptcy action of the borrower or property manager; or (iii) the DSCR, based on the trailing six month falls below 1.40x. Upon the occurrence of a Cash Sweep Event, all funds deposited to the cash management account will be held as additional security for the loan.

Release Provisions. Borrower may release one or more individual properties from the collateral for the loan on April 1, 2015 or any business day thereafter, provided that, among other things: (i) no event of default exists (ii) the borrower has paid a release price of 125% of the lesser of (a) the applicable allocated loan amount and the applicable yield maintenance premium or (b) the outstanding debt; (iii) after giving effect to the release for the applicable individual property and the related prepayment, the LTV is not greater than 74.25%; and (iv) after giving effect to the release for the applicable individual property, the debt service coverage ratio for the properties then remaining based on the trailing six month period immediately preceding the release is equal to or greater than the greater of (a) the release debt service coverage ratio of 1.90x (subject to change upon releases of individual properties) or (b) the debt service coverage ratio for all of the properties (including the released property) immediately preceding the release of the applicable individual property based on the trailing six month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Wilton Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Wilton Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Wilton Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$49,870,000	Ownership Interest:	Fee
Cut-off Date Principal Balance:	$49,806,922	Property Type:	Multifamily - Garden
% of Pool by IPB:	3.8%	Net Rentable Area (Units):	970
Loan Purpose:	Refinance	Location:	Richmond, VA
Borrowers:	North York of Virginia LLC and	Year Built / Renovated:	Various / Various
	West James of Virginia LLC	Occupancy:	90.7%
Sponsors(1):	Various	Occupancy Date:	3/28/2013
Interest Rate:	4.72100%	Number of Tenants:	N/A
Note Date:	3/28/2013	2010 NOI:	$4,080,690
Maturity Date:	4/6/2023	2011 NOI:	$4,292,674
Interest-only Period:	None	2012 NOI:	$4,401,311
Original Term:	120 months	TTM NOI(2):	$4,376,662
Original Amortization:	360 months	UW Economic Occupancy:	87.6%
Amortization Type:	Balloon	UW Revenues:	$7,939,494
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$3,504,815
Lockbox:	Springing	UW NOI:	$4,434,679
Additional Debt:	N/A	UW NCF:	$4,175,177
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$68,350,000 / $70,464
Additional Debt Type:	N/A	Appraisal Date:	2/11/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$51,347
Taxes:	$191,544	$31,924	N/A	Maturity Date Loan / Unit:	$41,879
Insurance:	$93,302	$18,660	N/A	Cut-off Date LTV:	72.9%
Replacement Reserves:	$259,502	Springing	N/A	Maturity Date LTV:	59.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.34x
Other:	$138,476	$0	N/A	UW NOI Debt Yield:	8.9%

(1) For a full description of the sponsors, please refer to “The Sponsors” section below.
(2) TTM NOI represents the trailing twelve months ending February 28, 2013.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Wilton Multifamily Portfolio loan has an outstanding principal balance of approximately $49.8 million and is secured by a first mortgage lien on a portfolio of 16 multifamily properties totaling 970 units located in Richmond, Virginia. The loan has a 10-year term and amortizes based on a 30-year schedule. Proceeds from the loan were used to repay existing debt of approximately $36.2 million, pay prepayment penalties and closing costs of $4.1 million, fund reserves of $0.7 million, and return $8.9 million in equity to the sponsors.

The Borrowers. The borrowing entities for the loan are North York of Virginia LLC and West James of Virginia LLC, both Delaware limited liability companies and special purpose entities.

The Sponsors. The loan’s sponsors and non-recourse guarantors are Richard S. Johnson and Rodney M. Poole, and the loan is fully recourse to The Wilton Companies, LLC and The Wilton Companies, Inc. (collectively, “The Wilton Companies”). Richard S. Johnson has been the President and Chief Executive Officer of The Wilton Companies, a real estate investment, development, brokerage and management group of companies, since 2002. Rodney M. Poole is a Board Member, Senior Vice President and General Counsel for The Wilton Companies.  For over 30 years, Mr. Poole served as the personal attorney to the founder of The Wilton Companies.  The Wilton Companies were originally founded in 1945, and have focused on developing retail shopping centers, distribution warehouses, office buildings and various other commercial freestanding properties in the West End of Richmond, specifically in Henrico County, Virginia. In addition, The Wilton Companies have developed many residential subdivisions, including over 4,500 homes and built 2,000 apartments including the related mortgaged properties. The Wilton Companies own 3 million square feet of retail, office and industrial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Wilton Multifamily Portfolio

The Properties. The portfolio consists of 16 properties totaling 91 buildings, and 970 units. All of the properties were built by The Wilton Companies between 1955 and 1974. Each of the properties is located in Richmond, Virginia on or off of Patterson Avenue, one of the main corridors through Henrico County. As of March 28, 2013, the portfolio was 90.7% leased. The properties feature landscaping and amenities typical of a garden-style apartment, including asphalt paved parking lots, concrete paved sidewalks and exterior stairs with railings. Landscaping and maintenance are handled by The Wilton Companies’ in-house maintenance crew, who focus exclusively on the maintenance and up-keep of the properties. Two of the properties have swimming pools that serve tenants during the summer.

The properties’ neighborhood is located just outside of the city of Richmond and is considered a mature neighborhood with minimal land available for new development. Patterson Avenue is one of the primary commercial corridors in Western-Richmond (the others being Broad Street and Parham Road), and features a high concentration of commercial uses, including grocery-anchored shopping centers, retail stores and gas stations. These retail locations provide residents with access to food and retail options in close proximity.

The properties benefit from their location in Richmond’s West-end. The properties’ submarket has above-average multifamily occupancy rates and rents for apartment buildings as compared to the Richmond metropolitan area. The properties’ submarket has a 96.3% occupancy rate, compared to the overall market occupancy of 93.8%; average monthly rents of $969 per unit, compared to the overall market average of $880 per unit; and an average household income of $90,115; and population of 68,731 within a three-mile radius. Residential development in this area is primarily single family tract homes in the $150,000 to $300,000 price range. The median home value within a three-mile radius is $255,565.

The properties’ locations on or off of Patterson Avenue provide each access to downtown Richmond, Interstate 64, Interstate 295 and West Broad Street, providing residents access to the major employment centers in the Richmond market. In addition, the properties are located close to both Glen Allen and Innsbrook Office, the region’s premier suburban corporate office parks and largest employment centers.

The appraisal identified eight competitive properties ranging in size from 92 to 517 units with a weighted average occupancy of 97%. The comparables had average monthly rents ranging between $666 and $870 per unit.

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Average Unit Size (SF)
1 Bed / 1 Bath - Townhome	120	12.4%	570
1 Bed / 1 Bath - Apartment	60	6.2	650
1 Bed / 1.5 Bath - Townhome	10	1.0	790
2 Bed / 1 Bath - Townhome	40	4.1	825
2 Bed / 1 Bath - Apartment	306	31.5	773
2 Bed / 1.5 Bath - Townhome	299	30.8	944
3 Bed / 1 Bath - Apartment	40	4.1	956
3 Bed / 1.5 Bath - Townhome	95	9.8	1017
Total / Weighted Average	970	100.0%	827
(1) Data provided by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Wilton Multifamily Portfolio

Historical and Current Occupancy(1)
Property	2010	2011	2012	Current(2)
Yorktown	88.9%	90.3%	92.2%	90.5%
Westmoreland Square	93.9%	93.1%	91.5%	88.7%
Jamestown	88.9%	90.3%	92.2%	87.9%
Three Chopt	87.0%	90.6%	90.8%	94.8%
Cambridge	87.8%	88.7%	91.8%	90.4%
Tuckahoe West	91.8%	92.6%	93.0%	92.9%
Gayton Manor	82.5%	87.9%	90.9%	82.4%
Stoneycreek	92.5%	93.3%	93.4%	93.3%
Careybrook	92.5%	93.3%	93.4%	96.4%
Berkley	86.2%	92.7%	91.4%	96.9%
Westchester	80.5%	85.7%	92.7%	84.4%
Wilton	86.0%	95.8%	94.2%	95.5%
West Briar	84.9%	85.7%	88.0%	96.9%
Westwood Terrace	86.0%	95.8%	94.2%	94.4%
Bevridge Road	76.4%	91.7%	93.1%	100.0%
West Colony	90.6%	94.8%	93.8%	100.0%
Weighted Average	88.7%	90.9%	91.9%	90.7%
(1) Unless otherwise noted, Historical Occupancies are as of December 31st of each year. (2) Current Occupancy is as of March 28, 2013.

Property Summary(1)
Property	Location	Units	Year Built	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Yorktown	Richmond, VA	158	1967	$9,020,000	18.1%	$11,700,000	$761,841
Westmoreland Square	Richmond, VA	150	1972	7,175,000	14.4	10,100,000	597,038
Jamestown	Richmond, VA	132	1967	6,875,000	13.8	9,300,000	572,927
Three Chopt	Richmond, VA	96	1964	4,900,000	9.8	6,500,000	411,691
Cambridge	Richmond, VA	73	1969	3,800,000	7.6	4,900,000	318,582
Tuckahoe West	Richmond, VA	70	1968	3,425,000	6.9	5,000,000	287,471
Gayton Manor	Richmond, VA	68	1963	3,000,000	6.0	4,500,000	251,310
Stoneycreek	Richmond, VA	45	1974	2,625,000	5.3	3,600,000	220,746
Careybrook	Richmond, VA	28	1970	1,775,000	3.6	2,400,000	148,023
Berkley	Richmond, VA	32	1962	1,625,000	3.3	2,150,000	136,592
Westchester	Richmond, VA	32	1964	1,475,000	3.0	2,200,000	124,598
Wilton	Richmond, VA	22	1955	1,375,000	2.8	1,750,000	115,022
West Briar	Richmond, VA	32	1961	1,275,000	2.6	2,050,000	106,495
Westwood Terrace	Richmond, VA	18	1967	865,000	1.7	1,300,000	72,346
Bevridge Road	Richmond, VA	6	1958	335,000	0.7	450,000	25,206
West Colony	Richmond, VA	8	1962	325,000	0.7	450,000	25,288
Total		970		$49,870,000	100.0%	$68,350,000	$4,175,177
(1) Per the appraisal and underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Wilton Multifamily Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$7,197,418	$7,451,109	$7,725,411	$7,756,329	$7,756,329	$7,996	87.6%
Vacant Income	0	0	0	0	1,093,131	1,127	12.4
Gross Potential Rent	$7,197,418	$7,451,109	$7,725,411	$7,756,329	$8,849,460	$9,123	100.0%
(Vacancy/Credit Loss)(4)	(3,320)	0	(2,512)	0	(1,093,131)	(1,127)	(12.4)
Other Income	176,613	188,211	177,439	183,165	183,165	189	2.1
Effective Gross Income	$7,370,711	$7,639,320	$7,900,338	$7,939,494	$7,939,494	$8,185	89.7%

Total Expenses	$3,290,021	$3,346,646	$3,499,027	$3,562,832	$3,504,815	$3,613	44.1%

Net Operating Income	$4,080,690	$4,292,674	$4,401,311	$4,376,662	$4,434,679	$4,572	55.9%

Total Capex	0	0	0	0	259,502	268	3.3
Net Cash Flow	$4,080,690	$4,292,674	$4,401,311	$4,376,662	$4,175,177	$4,304	52.6%
(1) TTM column represents the trailing twelve months ending February 28, 2013.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Historical Rents in Place is reported on a net basis by the borrowers; all of the properties’ vacancies, concessions, and collection losses are included.
(4) Underwritten Vacancy/Credit Loss was adjusted to reflect the trailing twelve month period ending February 28, 2013 vacancy, credit loss, concessions, and loss to lease.

Property Management. The properties are managed by Wilton Properties, Inc., an affiliate of the borrowers, and a subsidiary of The Wilton Companies.

Escrows and Reserves. At closing, the borrowers deposited into escrow $259,502 for replacement reserves, $191,544 for real estate taxes, $138,476 for required repairs and $93,302 for insurance.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $31,924.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $18,660.

Replacement Reserves - There will be no ongoing replacement reserves collected so long as the borrowers provide evidence annually that at least $259,502 has been spent in capital improvements each year at the properties.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon a Cash Management Event, the borrowers are required to deposit all rents and payments received from tenants into the springing lockbox account controlled by the lender. A Cash Management Event occurs upon the following: (i) an event of default, (ii) an event of default under the management agreement, or (iii) the DSCR for the loan falls below 1.15x. Upon an event of default, all funds in the clearing account, the cash management account and any reserve accounts may be applied by the lender in such order, proportion and priority as the lender may determine.

Release Provisions. The loan contains no release provisions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Westmoor Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Westmoor Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Westmoor Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,460,000	Title:	Fee
Cut-off Date Principal Balance:	$45,460,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	428,029
Loan Purpose:	Acquisition	Location:	Westminster, CO
Borrowers(1):	Various	Year Built / Renovated:	2001 / N/A
Sponsor:	Investcorp US Real Estate, LLC	Occupancy:	90.0%
Interest Rate:	3.86800%	Occupancy Date:	2/1/2013
Note Date:	3/19/2013	Number of Tenants:	7
Maturity Date:	4/1/2023	2010 NOI:	$3,530,142
Interest-only Period:	60 months	2011 NOI:	$4,059,482
Original Term:	120 months	2012 NOI:	$4,149,960
Original Amortization:	360 months	UW Economic Occupancy:	88.7%
Amortization Type:	IO-Balloon	UW Revenues:	$9,011,184
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$4,357,535
Lockbox:	Hard	UW NOI(2):	$4,653,648
Additional Debt:	N/A	UW NCF:	$4,099,970
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$66,200,000 / $155
Additional Debt Type:	N/A	Appraisal Date:	2/27/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$494,904	$113,671	N/A	Maturity Date Loan / SF:	$96
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.7%
Replacement Reserves:	$7,134	$7,134	N/A	Maturity Date LTV:	62.2%
TI/LC:	$1,200,000	Springing	N/A	UW NCF DSCR:	1.60x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.2%

(1) For a full description of the borrowers, please refer to “The Borrowers” section below.
(2) UW NOI is higher than 2012 NOI primarily due to new leases and contractual rent bumps for existing tenants.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Westmoor Place loan has an outstanding principal balance of approximately $45.5 million and is secured by a first mortgage lien on three contiguous Class A office buildings located in Westminster, Colorado. The loan has a 10-year term and, subsequent to an initial 60-month interest-only period, will amortize based on a 30-year schedule. The proceeds of the loan, along with approximately $25.6 million of borrower equity, were used to acquire the property for $65.5 million, fund upfront reserves of $1.7 million and pay closing costs of $3.8 million. The property was previously securitized in the JPMCC 2011-FL1 transaction. The loan is structured to comply with Islamic law (Shari’ah), therefore the borrower master leases the property to an affiliate.

The Borrowers. The borrowing entities for the loan are Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC and Westmoor 11400 LL, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Investcorp US Real Estate, LLC (“Investcorp”). Investcorp is a real estate investment and management company based in New York. Since 1995, the real estate investment arm of Investcorp has acquired approximately 200 properties with a total estimated value of approximately $10 billion. Investcorp currently has more than $4 billion of property and debt funds under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Westmoor Place

The Property. Westmoor Place consists of three contiguous Class A, LEED Gold certified office buildings totaling approximately 428,029 square feet. The three and four-story properties were constructed in 2001 and are part of a larger office park known as Westmoor Technology Park. Amenities available to the broader office park include access to an on-site restaurant, deli, 35,000 square foot recreation center, which includes fitness facilities and an 18-hole golf course. Additional amenities at the property include locker rooms and shower facilities on each floor and an outdoor plaza with power and data ports. The property has a total of approximately 1,869 parking spaces, resulting in a parking ratio of 4.4 spaces per 1,000 square feet of net rentable area. The property is located approximately 19 miles northwest of downtown Denver and approximately 13 miles southeast of Boulder. Interstate 25, which is approximately 6.5 miles east of the property, provides access to downtown Denver, multiple suburbs and Boulder to the northwest.

As of February 1, 2013, the property was 90.0% occupied by seven tenants of which three, accounting for approximately 49.2% of the net rentable area, are rated investment grade. The largest tenant at the property, McKesson, occupies 143,935 square feet (33.6% of the net rentable area), with a lease expiration in February 2018 and two five-year extension options remaining. McKesson is a publicly traded pharmaceuticals company (NYSE: MCK) that provides pharmaceuticals, medical supplies and information technologies to customers in every segment of the industry and was ranked 14th on the 2012 Fortune 500 list. McKesson recently exercised one of its renewal and expansion options to extend the lease term by five-years and to expand by approximately 21,000 square feet. The second largest tenant at the property, LGS Innovations, leases 133,352 square feet (31.2% of the net rentable area), with a lease expiration in January 2021 and two five-year extension options remaining. LGS Innovations is a wholly owned subsidiary of Alcatel-Lucent (NYSE: ALU) that researches, develops and deploys networking solutions dedicated to U.S. Federal Government operations around the world. No other tenant at the property occupies more than 8.9% of the net rentable area.

The Denver office market contains approximately 185.4 million square feet, of which approximately 34.7 million square feet is located in the downtown submarket and the rest is divided among 19 surrounding submarkets. According to the appraisal, as of year-end 2012, the Northwest Denver submarket, which has 9.3 million square feet, had a vacancy rate of approximately 12.0%, which is consistent with the broader Denver office market’s vacancy rate of 12.0%. According to the property manager, the other buildings in the Westmoor Technology Park are approximately 95.0% occupied with the exception of one building that is 79.0% occupied due to a recent vacancy at the building. Asking rents in the park currently range from $15.00 to $17.00 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2009	2010	2011	2012	Current(2)
69.1%	76.1%	86.9%	89.0%	90.0%
 (1) Historical Occupancies are as of December 31 of each respective year.
 (2) Current Occupancy is as of February 1, 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
McKesson(3)	Baa2 / A- / A-	143,935	33.6%	$15.00	2/28/2018
LGS Innovations	Caa1 / B / NA	133,352	31.2%	$10.75	1/31/2021
BT Conferencing	NA / BBB / BBB	38,258	8.9%	$14.50	10/31/2019
Kahuna Ventures	NA / NA / NA	35,357	8.3%	$14.75	8/31/2018
General Dynamics	A2 / A / A	28,232	6.6%	$15.50	7/31/2014
Sorenson Communications	NA / NA / NA	4,038	0.9%	$15.75	12/31/2018
Silicon Mountain Tech	NA / NA / NA	1,985	0.5%	$20.50	8/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) McKesson has two rights to contract its space by up to approximately 22,000 square feet any time between September 1, 2014 and December 1, 2014, and between March 1, 2016, and June 1, 2016, with nine months notice and payment of a fee equal to five months base rent and any unamortized tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Westmoor Place

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	42,872	10.0%	NAP	NAP	42,872	10.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	42,872	10.0%	$0	0.0%
2014	1	28,232	6.6	437,596	8.4	71,104	16.6%	$437,596	8.4%
2015	0	0	0.0	0	0.0	71,104	16.6%	$437,596	8.4%
2016	0	0	0.0	0	0.0	71,104	16.6%	$437,596	8.4%
2017	1	1,985	0.5	40,693	0.8	73,089	17.1%	$478,289	9.2%
2018	3	183,330	42.8	2,744,139	52.7	256,419	59.9%	$3,222,428	61.8%
2019	1	38,258	8.9	554,741	10.6	294,677	68.8%	$3,777,169	72.5%
2020	0	0	0.0	0	0.0	294,677	68.8%	$3,777,169	72.5%
2021	1	133,352	31.2	1,433,534	27.5	428,029	100.0%	$5,210,703	100.0%
2022	0	0	0.0	0	0.0	428,029	100.0%	$5,210,703	100.0%
2023	0	0	0.0	0	0.0	428,029	100.0%	$5,210,703	100.0%
2024 & Beyond	0	0	0.0	0	0.0	428,029	100.0%	$5,210,703	100.0%
Total	7	428,029	100.0%	$5,210,703	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,249,888	$4,635,513	$4,765,349	$5,210,703	$12.17	51.3%
Vacant Income	0	0	0	664,516	1.55	6.5
Gross Potential Rent	$4,249,888	$4,635,513	$4,765,349	$5,875,219	$13.73	57.8%
Total Reimbursements	3,328,556	3,683,867	3,653,516	4,285,153	10.01	42.2
Net Rental Income	$7,578,445	$8,319,381	$8,418,865	$10,160,372	$23.74	100.0%
(Vacancy/Credit Loss)	(239,170)	(294,252)	(130,077)	(1,149,188)	(2.68)	(11.3)
Other Income	7,019	407	836	0	0.00	0.0
Effective Gross Income	$7,346,294	$8,025,535	$8,289,624	$9,011,184	$21.05	88.7%

Total Expenses	$3,816,152	$3,966,053	$4,139,664	$4,357,535	$10.18	48.4%

Net Operating Income	$3,530,142	$4,059,482	$4,149,960	$4,653,648	$10.87	51.6%

Total TI/LC, Capex/RR	0	0	0	553,678	1.29	6.1
Net Cash Flow	$3,530,142	$4,059,482	$4,149,960	$4,099,970	$9.58	45.5%
  (1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
  (2) Underwritten Rents in Place is higher than 2012 primarily due to new leases and contractual rent bumps for existing tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Westmoor Place

Property Management. The property was managed prior to acquisition, and will continue to be managed, by CBRE, Inc.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $1.2 million to the TI/LC reserve, $494,904 for real estate taxes and $7,134 for ongoing replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $113,671.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,134 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - In addition to the $1.2 million escrowed at closing, on any payment date that the amount in the rollover reserve is less than $599,241, the borrower is required to escrow $35,669 (approximately $1.00 per square foot annually) until the balance in the reserve is greater than approximately $1.0 million (approximately $2.34 per square foot) for tenant improvement and leasing commissions.

McKesson/LGS Reserve - Upon a cash sweep trigger involving the McKesson and/or LGS leases (described as (iv) and or (v) below under Lockbox / Cash Management), the lender will collect excess cash flows in a reserve to be used for tenant improvements and leasing commissions in connection with the McKesson and/or LGS space, as applicable.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the trailing three month period falls below 1.20x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) McKesson does not renew its lease prior to March 1, 2017 or (v) LGS Innovations does not renew its lease prior to May 1, 2020, then (a) solely for events (iv) and/or (v) (provided no other cash sweep event occurs except (i) or (iii) above caused by (iv) and/or (v), all excess cash up to $15.00 per square foot of vacant space in the related McKesson/LGS space will be deposited into a McKesson/LGS reserve or, (b) for all other cash flow events, all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Release of Properties. The borrower may release 11000 Westmoor Place and 11300 Westmoor Place from the collateral for the loan after May 1, 2015, provided that, among other things: (i) no event of default exists; (ii) defeasance of 120.0% of the applicable allocated loan amount; and (iii) after giving effect to the release for the applicable individual property, the DSCR for the properties then remaining based on the twelve month period immediately preceding the release is (x) equal to or greater than the greater of (a) 1.59x and (b) the DSCR for all the properties (including the released property) immediately preceding the release of the applicable individual property based on the trailing twelve month period or (y) greater than 2.00x; and (iv) after giving effect to the release for the applicable individual property, the LTV for the properties then remaining is equal to or less than 68.7%.

Future Additional Debt. A mezzanine loan may be obtained by the borrower or its affiliates, provided certain terms and conditions are satisfied, including, but not limited to, (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 75.0% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) is not less than 1.35x, and (iv) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Andaz Wall Street

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$44,957,671	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.4%	Rooms:	253
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	75 Wall Hotel, LLC	Year Built / Renovated:	2010 / N/A
Sponsors:	Behrouz Ben Hakimian and Joe Hakimian	Occupancy:	82.6%
Occupancy Date:	2/28/2013
Interest Rate(1):	5.78878%	Number of Tenants:	N/A
Note Date:	3/20/2013	2010 NOI:	$756,526
Maturity Date:	4/1/2018	2011 NOI:	$4,588,902
Interest-only Period:	None	2012 NOI:	$5,105,899
Original Term:	60 months	TTM NOI(2):	$4,989,696
Original Amortization:	360 months	UW Economic Occupancy:	82.6%
Amortization Type:	Balloon	UW Revenues:	$29,864,484
Call Protection:	L(25),Def(23),O(12)	UW Expenses:	$24,877,010
Lockbox(3):	Hard	UW NOI:	$4,987,474
Additional Debt:	Yes	UW NCF:	$4,987,474
Additional Debt Balance:	$17,000,000	Appraised Value / Per Room:	$100,000,000 / $395,257
Additional Debt Type:	Subordinate Rake	Appraisal Date:	2/1/2013

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Pooled Component	Whole Loan
Taxes:	$632,223	$158,056	N/A	Cut-off Date Loan / Room:	$177,698	$244,829
Insurance:	$30,361	$30,361	N/A	Maturity Date Loan / Room:	$167,031	$230,131
FF&E Reserves(4):	$0	Springing	N/A	Cut-off Date LTV:	45.0%	61.9%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	42.3%	58.2%
Other:	$0	$0	N/A	UW NCF DSCR:	1.60x	1.08x
UW NOI Debt Yield:	11.1%	8.1%

(1) The interest rate is 5.7887778% when extended to its full precision.
(2) TTM NOI represents the trailing twelve month period ending February 28, 2013.
(3) The property manager is required to deposit all net revenue directly into the cash management account under the control of the lender. In the event Hyatt Corporation is replaced as the property manager, the borrower is required to set up a lockbox account and deposit or cause to be deposited all revenues into the lockbox account, which funds will be swept daily to the cash management account.
(4) The requirement for the borrower to make monthly deposits to the FF&E reserve is waived so long as the property manager is depositing into the manager held FF&E reserve monthly amounts of no less than an amount equal to 3.0% of gross income for the calendar month occurring two months prior to each payment date for the first 12 payments and 4.0% of gross income thereafter.

The Loan. The Andaz Wall Street loan is secured by a 253-room, full service hotel located on Wall Street in New York City. The loan has an outstanding principal balance of approximately $61.9 million and will be split into a $45.0 million Pooled Component and a $17.0 million subordinate Non-Pooled Component for purposes of allocating payments under the loan among the certificates to be issued in connection with the securitization. The loan is an asset of the Trust, however, amounts allocated to the Pooled Component will be payable to the Pooled Certificates and amounts allocated to the Non-Pooled Component will be payable to the Class AN Certificates, in each case, as reduced as a result of the payment of additional trust fund expenses and certain other fees and expenses payable in accordance with the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Componentized Mortgage Loans—Application of Payments” in the Free Writing Prospectus.

The loan has a five-year term and amortizes on a 30-year schedule. The proceeds from the loan along with a $107.0 million loan, secured by the condo portion of the property, from a balance sheet lender (the “Condo Loan”) and sponsor’s equity of approximately $10.2 million were used to pay down the existing construction loan which had an outstanding balance of $173.5 million which was used to renovate both the condo and hotel portions of the property, fund upfront reserves of $0.7 million, pay closing costs of $0.7 million and fund reserves of $4.5 million related to the Condo Loan.

The loan’s sponsors and non-recourse guarantors are Behrouz Ben Hakimian and Joe Hakimian. Ben and Joe Hakimian are the founders of The Hakimian Organization. Ben Hakimian currently serves as the president of The Hakimian Organization and Joe Hakimian serves as the CEO.  The Hakimian Organization, established in 1970, is a developer, owner and manager of New York real estate that has completed over 30 ground-up commercial construction and conversion projects.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Andaz Wall Street

The Property. The property, which opened in 2010, is a 253-room full service hotel operated under the Andaz brand, which is Hyatt’s new luxury boutique hotel concept. The property is one of nine Andaz hotels currently operating world wide, with other locations in Midtown New York, Hollywood, San Diego, Napa, Savannah, London, Amsterdam and Shanghai. The average room size at the property is 429 square feet and amenities include 7-foot high windows, wood floors, blackout curtains, 42” LCD televisions, sound systems, marble baths and complimentary mini-bar with snacks and non-alcoholic beverages. The property also offers guests the use of a 24-hour gym, 24-hour in-room dining, spa services, dry cleaning and business services. Additionally, the property has a full service restaurant, a separate bar and biergarten as well as an outdoor courtyard on the 42nd floor that offers views of the city and features a glass enclosed central event space surrounded by a 360 degree outdoor patio. The hotel is managed by the Hyatt Corporation pursuant to a management agreement that expires in December 2025 and provides two 10-year extension options.

The building in which the hotel is located was built in the 1980’s as an office building and was used until approximately 2002 as a headquarters building for various banking institutions. In February 2006, affiliates of the sponsor purchased the entire building for $185.0 million and in 2007 began converting the property to a hotel and residential condominium. The renovations were completed in January 2010 at a total cost of approximately $293.9 million. Approximately $112.9 million of the renovations costs were attributable to the hotel portion of the property. The residential condominiums total 346-units and are not included as collateral for the loan.

The hotel suffered flooding during Superstorm Sandy and was closed for 14 days in late 2012. The concourse and lower level on which the spa and meeting rooms are located have been closed since the storm and are currently being repaired and renovated. The repairs are expected to be completed by September 2013 at a cost of approximately $1.5 million and are covered by insurance. The $1.5 million covers both the direct repairs from the storm as well as the cost of reconfiguring the meeting rooms, spa and other public areas in order to provide for larger meeting rooms.

The Market. The Andaz Wall Street is located in the financial district of Manhattan at the corner of Wall Street and Water Street. The New York Stock Exchange, South Street Seaport, Battery Park City and the World Trade Center site are located within walking distance from the hotel. The hotel is accessible via the 2, 3, 4, 5, J, N and R subway lines, all of which are within walking distance of the property. The redevelopment of the Fulton Street Transit Station and the WTC Transportation Mall will add additional access points for the property. According to the appraisal, the property generates approximately 43.0%, 42.0% and 15.0% of its room night demand from corporate travelers, leisure and groups, respectively. Additionally, according to the appraisal, two new hotels are expected to come online that will compete with the property. These include a 190-room Four Seasons that will be located at 99 Church Street with an estimated opening date of January 2015, and a proposed 279-room Thompson New York that will be located at 5 Beekman Street with an estimated opening date of June 2016.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Andaz Wall Street(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	80.9%	$304.03	$246.02	82.5%	$287.67	$237.40	102.0%	94.6%	96.5%
2012	79.7%	$303.39	$241.90	81.9%	$298.48	$244.33	102.7%	98.4%	101.0%
TTM(4)	80.0%	$304.10	$243.30	82.6%	$297.03	$245.49	103.2%	97.7%	100.9%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Marriot New York Downtown, Hilton Millennium Hotel, Soho Grand Hotel, Gild Hall, Ritz-Carlton New York Battery Park and The Thompson Lower East Side.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research.
(4) TTM row represents the trailing twelve months ending February 28, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Andaz Wall Street

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	71.1%	82.5%	81.9%	82.6%	82.6%
ADR	$277.98	$287.67	$298.48	$297.03	$310.00
RevPAR	$197.54	$237.40	$244.33	$245.49	$256.21

Room Revenue	$15,143,844	$21,922,681	$21,758,620	$21,800,366	$23,659,633	$93,516	79.2%
Food and Beverage	3,694,442	5,977,086	5,693,405	5,464,789	5,965,000	23,577	20.0
Other Revenue	254,401	311,819	784,324	751,880	239,851	948	0.8
Total Revenue	$19,092,687	$28,211,586	$28,236,349	$28,017,035	$29,864,484	$118,041	100.0%

Room Expense	4,819,408	6,449,480	6,556,504	6,620,549	7,097,890	28,055	30.0%
Food and Beverage Expense	5,529,582	7,212,252	6,466,547	6,300,314	5,974,450	23,614	100.2%
Other Departmental Expenses	582,074	648,849	572,110	540,591	544,576	2,152	227.0%
Departmental Profit	$8,161,623	$13,901,005	$14,641,188	$14,555,581	$16,247,568	$64,220	54.4%

Operating Expenses	5,724,160	7,064,347	6,880,437	6,819,404	6,898,356	27,266	23.1
Gross Operating Profit	$2,437,463	$6,836,658	$7,760,751	$7,736,177	$9,349,212	$36,953	31.3%

Fixed Expenses(3)	1,490,721	1,683,524	1,807,943	1,837,650	2,271,224	8,977	7.6
Management Fee	0	0	0	68,319	895,935	3,541	3.0
FF&E	190,216	564,232	846,909	840,512	1,194,579	4,722	4.0
Total Other Expenses	$1,680,937	$2,247,756	$2,654,852	$2,746,481	$4,361,738	$17,240	14.6%

Net Operating Income	$756,526	$4,588,902	$5,105,899	$4,989,696	$4,987,474	$19,713	16.7%
Net Cash Flow	$756,526	$4,588,902	$5,105,899	$4,989,696	$4,987,474	$19,713	16.7%
(1) TTM column represents the trailing twelve month period ending February 28, 2013.
(2) % of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3) The property is currently in year three of a twelve year Industrial and Commercial Incentive Program (“ICIP”) real estate tax abatement due to the renovations that were completed at the property. The benefit amounts to a 100% exemption of the value attributed to the renovation for the first eight years and is then phased in over a five year period.  The abatement will begin to be phased out in the 2017/2018 tax year and will be fully phased out for the 2021/2022 tax year.  The Underwritten Fixed Expenses amount reflects the projected tax amount for the 2019/2020 tax year which is two years beyond the loan term.

Component Debt. The first mortgage lien also includes a $17.0 million subordinate Non-Pooled Component that was sold to a third party investor. The Non-Pooled Component has a coterminous maturity with the Pooled Component and also amortizes on a 30-year schedule. The Non-Pooled Component has an interest rate of 7.63500% per annum. The Pooled Component and Non-Pooled Component together have a combined Cut-off Date LTV equal to 61.9%, a Maturity Date LTV equal to 58.2%, an UW NCF DSCR equal to 1.08x, and an UW NOI Debt Yield equal to 8.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Country Squire

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,600,000			Title:	Fee
Cut-off Date Principal Balance:	$39,600,000			Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.0%			Net Rentable Area (Units):	972
Loan Purpose:	Acquisition			Location:	Memphis, TN
Borrower:	CLK LV NRFC Country Squire Owner LLC			Year Built / Renovated:	1984 / 2007
Sponsors:	Craig Koenigsberg, Michael Boxer, and Jay Anderson			Occupancy:	96.2%
				Occupancy Date:	2/21/2013
Interest Rate:	3.99600%			Number of Tenants:	N/A
Note Date:	3/28/2013			2010 NOI:	$3,399,911
Maturity Date:	4/1/2023			2011 NOI:	$3,904,352
Interest-only Period:	48 months			2012 NOI:	$3,825,526
Original Term:	120 months			UW Economic Occupancy:	95.0%
Original Amortization:	360 months			UW Revenues:	$8,069,213
Amortization Type:	IO-Balloon			UW Expenses:	$4,223,826
Call Protection:	L(25),Grtr1%orYM(91),O(4)			UW NOI:	$3,845,386
Lockbox:	Springing			UW NCF:	$3,553,786
Additional Debt:	N/A			Appraised Value / Per Unit:	$52,500,000 / $54,012
Additional Debt Balance:	N/A			Appraisal Date:	3/19/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$40,741
Taxes:	$256,680	$85,560	N/A	Maturity Date Loan / Unit:	$36,121
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.4%
Replacement Reserves:	$24,300	$24,300	N/A	Maturity Date LTV:	66.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.57x
Other(1):	$2,488,758	$0	N/A	UW NOI Debt Yield:	9.7%

(1) Other Initial Escrows and Reserves represents an upgrade reserve of approximately $2.5 million to fund near term improvements including roof repairs, upgrades to the exterior, balcony replacement, landscape replacement and repairs and re-tiling and resurfacing of the pools.

The Loan. The Country Squire loan has an outstanding balance of $39.6 million and is secured by a first mortgage lien on a 972-unit, Class B multi-family property located in Memphis, Tennessee. The loan has a 10-year term and, subsequent to a 48-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, along with approximately $13.5 million of sponsor equity, were used to acquire the property for approximately $49.2 million, fund upfront reserves of $2.8 million and pay closing costs of $1.1 million. The sponsor is a joint venture between CLK Longview (10% ownership) and NorthStar Realty Finance (90% ownership), with the nonrecourse carve-out guarantors being Craig Koenigsberg, Michael Boxer and Jay Anderson.

The Property. Country Squire is a 972-unit, Class B multifamily property located on approximately 82.54 acres in Memphis, Tennessee. The property, which consists of two-and three-story garden and low-rise style apartment buildings, was built in 1984 and was most recently renovated in 2007. The property consists of 99 residential buildings, a clubhouse, and a community/recreation center building. Amenities at the property include an outdoor pool, a playground, a sand volleyball court, lighted tennis courts, a fitness center and on-site surface parking. Occupancy as of February 21, 2013 was 96.2%.

The Market. The property is located within the Memphis metropolitan statistical area and the Cordova submarket in Memphis, Tennessee. The property is located approximately 14 miles from the Downtown central business district and the Medical Corridor and four miles from the Poplar/Interstate 240 office corridor. Major employers in the area comprise a mix of major trade and transportation, healthcare and government businesses, including Federal Express Corporation, Methodist Healthcare, Naval Support Activity Mid-South and Baptists Memorial Healthcare Corporation. According to the appraisal, as of the year-end 2012, the submarket included approximately 77,742 units in 383 buildings, and had a total occupancy of 95.4% with average asking rents of $843 per unit. The appraisal identified four competitive properties built between 1986 and 2000 that range in size from 280 units to 464 units and have a weighted average occupancy of 94.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Country Squire

Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)
1 Bed / 1 Bath	264	27.1	257	97.3
1 Bed / 1.5 Bath	28	2.9	24	85.7
2 Bed / 1 Bath	28	2.9	28	100.0
2 Bed / 2 Bath	652	67.1	620	95.1
Total	972	100.0%	929	96.2%
(1) Based on the appraisal.
(2) Represents current occupancy as of February 21, 2013.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Unit	%(1)
Rents in Place(2)	$6,901,950	$7,310,783	$7,398,276	$7,532,400	$7,749	93.9%
Vacant Income	0	0	0	300,646	309	3.7
Gross Potential Rent	$6,901,950	$7,310,783	$7,398,276	$7,833,046	$8,059	97.7%
Total Reimbursements	128,485	186,169	189,121	186,584	192	2.3
Net Rental Income	$7,030,435	$7,496,952	$7,587,397	$8,019,630	$8,251	100.0%
(Vacancy/Credit Loss)	0	0	0	(400,982)	(413)	(5.0)
Other Income	392,726	405,165	450,564	450,564	464	5.6
Effective Gross Income	$7,423,161	$7,902,117	$8,037,961	$8,069,213	$8,302	100.6%

Total Expenses	$4,023,250	$3,997,766	$4,212,435	$4,223,826	$4,346	52.3%

Net Operating Income	$3,399,911	$3,904,352	$3,825,526	$3,845,386	$3,956	47.7%

Total Capex/RR	0	0	0	291,600	300	3.6
Net Cash Flow	$3,399,911	$3,904,352	$3,825,526	$3,553,786	$3,656	44.0%

Occupancy(3)	92.3%	95.2%	94.8%	95.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are based on the February 21, 2013 rent roll annualized.
(3) Historical Occupancy reflects the average for each respective year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Tysons Commerce Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,350,000	Title:	Fee
Cut-off Date Principal Balance:	$35,350,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	181,542
Loan Purpose:	Acquisition	Location:	Tysons Corner, VA
Borrower:	Tysons Commerce Center LL, LLC	Year Built / Renovated:	1985 / N/A
Sponsor:	Investcorp US Real Estate, LLC	Occupancy:	95.8%
Interest Rate:	3.92250%	Occupancy Date:	2/1/2013
Note Date:	3/15/2013	Number of Tenants:	8
Maturity Date:	4/1/2023	2010 NOI:	$3,240,112
Interest-only Period:	60 months	2011 NOI:	$3,657,904
Original Term:	120 months	2012 NOI:	$4,204,604
Original Amortization:	360 months	UW Economic Occupancy:	92.0%
Amortization Type:	IO-Balloon	UW Revenues:	$6,068,985
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$2,064,834
Lockbox:	Hard	UW NOI:	$4,004,151
Additional Debt:	N/A	UW NCF:	$3,628,663
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$51,100,000 / $281
Additional Debt Type:	N/A	Appraisal Date:	2/21/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$195
Taxes:	$255,901	$51,181	N/A	Maturity Date Loan / SF:	$176
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.2%
Replacement Reserves:	$3,329	$3,329	N/A	Maturity Date LTV:	62.7%
TI/LC:	$7,565	$7,565	$500,000	UW NCF DSCR:	1.81x
Other(1):	$437,632	$0	N/A	UW NOI Debt Yield:	11.3%

(1) Other Escrows and Reserves includes an existing TI/LC reserve of $126,360 and $311,272 for rent abatements and tenant reimbursements under existing leases.

The Loan. The Tysons Commerce Center loan has an outstanding balance of approximately $35.4 million and is secured by a first mortgage lien on a 181,542 square office property located in Tysons Corner, Virginia. The loan has a 10-year term and, subsequent to a 60-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, along with $17.0 million of sponsor equity, were used to acquire the property for approximately $50.9 million, fund upfront reserves of $0.7 million and pay closing costs of $0.8 million. The loan’s sponsor and nonrecourse carve-out guarantor is Investcorp US Real Estate, LLC (“Investcorp”). Since 1995, the real estate investment arm of Investcorp has acquired approximately 200 properties with a total estimated value of approximately $10 billion. Investcorp currently has more than $4 billion of property and debt funds under management. The loan is structured to comply with Islamic law (Shari’ah), therefore the borrower master leases the property to an affiliate.

The Property. Tysons Commerce Center consists of one, eight-story, multi-tenant office building totaling 181,542 square feet. The property is located in suburban Tysons Corner, Virginia, approximately 15 miles west of downtown Washington D.C. The Class A office building was constructed in 1985 and is currently 95.8% occupied by eight tenants as of February 1, 2013. The largest tenants at the property include Baker Tilly, which leases 98,288 square feet (54.1% of the net rentable area), Mythics, Inc., which leases 22,302 square feet (12.3% of the net rentable area) and Automation Tech, which leases 15,122 square feet (8.3% of the net rentable area). Baker Tilly, a leading accounting firm, has a lease expiration of August 31, 2020.

The Market. The property is located in the Washington, D.C. metropolitan statistical area in Tysons Corner, Virginia, approximately 15 miles west of downtown Washington, D.C. The property is located in close proximity to Tysons Galleria and Tysons Corner Center Mall. As of the third quarter of 2012, the Washington, D.C. office market had an average vacancy rate of approximately 12.7%. According to the appraisal, the property is located in the Tysons’s Corner/McLean submarket, which reported an average vacancy rate of approximately 18.7% and average asking rents of $36.74 per square foot, as of third quarter 2012. The appraisal identified six competitive properties that range in size from 155,100 square feet to 272,968 square feet, with lease terms ranging from 4.5 to 10 years, and rents ranging from $26.75 to $33.50 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Tysons Commerce Center

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Baker Tilly	NA / NA / NA	98,288	54.1%	$34.36	8/31/2020
Mythics, Inc.(3)	NA / NA / NA	22,302	12.3%	$32.20	4/30/2019
Automation Tech	NA / NA / NA	15,122	8.3%	$33.38	7/31/2014
Lincoln National Life Insurance Co.(4)	A2 / AA- / A+	14,942	8.2%	$33.87	12/31/2015
ClearChoice Mgmt	NA / NA / NA	7,132	3.9%	$31.00	6/30/2019
Vidsys, Inc.	NA / NA / NA	6,542	3.6%	$31.00	12/31/2014
The Retina Group(5)	NA / NA / NA	4,982	2.7%	$30.25	12/31/2019
SunTrust Bank(6)	Baa1 / BBB / BBB+	4,411	2.4%	$87.98	12/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Mythics, Inc. has a one-time right to terminate its lease effective anytime after April 30, 2018 with 270 days notice and payment of a termination fee equal to all unamortized costs including leasing commissions, legal fees, rent abatement, and tenant improvement; plus four months of base rent and reimbursements.
(4) Lincoln National Life Insurance Co. has a one-time right to terminate its lease effective December 31, 2013 with 270 days notice and payment of a termination fee of approximately $0.18 million.
(5) The Retina Group has a one-time right to terminate its lease effective January 1, 2018 with 365 days notice and payment of a termination fee equal to all unamortized out-of-pocket expenses including leasing commissions, legal fees, rent abatement, and tenant improvements.
(6) Base Rent PSF for SunTrust Bank has been underwritten at the in-place rate of $87.98 per square foot because this tenant operates a ground floor bank branch and is one of the only bank branches in the nearby area.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$4,927,795	$5,247,190	$5,721,529	$6,071,251	$33.44	92.5%
Vacant Income	0	0	0	222,655	1.23	3.4
Gross Potential Rent	$4,927,795	$5,247,190	$5,721,529	$6,293,906	$34.67	95.9%
Total Reimbursements	228,553	147,256	211,708	270,866	1.49	4.1
Net Rental Income	$5,156,347	$5,394,446	$5,933,237	$6,564,771	$36.16	100.0%
(Vacancy/Credit Loss)	0	0	0	(525,182)	(2.89)	(8.0)
Other Income	45,121	51,733	52,106	29,396	0.16	0.4
Effective Gross Income	$5,201,468	$5,446,179	$5,985,343	$6,068,985	$33.43	92.4%

Total Expenses	$1,961,356	$1,788,275	$1,780,739	$2,064,834	$11.37	34.0%

Net Operating Income	$3,240,112	$3,657,904	$4,204,604	$4,004,151	$22.06	66.0%

Total TI/LC, Capex/RR	0	0	0	375,488	2.07	6.2
Net Cash Flow	$3,240,112	$3,657,904	$4,204,604	$3,628,663	$19.99	59.8%

Occupancy(2)	85.5%	93.1%	95.8%	92.0%
(1) Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Historical occupancies are as of December 31 of each respective year.

Future Additional Debt. A mezzanine loan may be obtained in connection with a sale of the property to a third party provided certain terms and conditions are satisfied including, but not limited to: (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 75% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) is not less than 1.35x and (iv) the maturity date of the mezzanine loan is no earlier than the maturity date of the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Washington Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,910,194	Property Type - Subtype:	Mixed Use - Office/Warehouse
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	448,752
Loan Purpose:	Refinance	Location:	Lanham, MD
Borrower:	BRIT-WBP Holding LLC	Year Built/Renovated(1):	Various / N/A
Sponsor:	Vingarden Associates	Physical Occupancy:	88.3%
Interest Rate:	4.25100%	Occupancy Date:	1/31/2013
Note Date:	2/26/2013	Number of Tenants:	35
Maturity Date:	3/6/2023	2010 NOI:	$2,598,060
Interest-only Period:	None	2011 NOI:	$2,703,737
Original Term:	120 months	2012 NOI:	$3,730,938
Original Amortization:	360 months	UW Economic Occupancy:	91.6%
Amortization Type:	Balloon	UW Revenues:	$5,775,022
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$2,083,974
Lock Box:	CMA	UW NOI:	$3,691,048
Additional Debt:	N/A	UW NCF:	$3,238,091
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,300,000 / $121
Additional Debt Type:	N/A	Appraisal Date:	2/4/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$76
Taxes:	$365,699	$45,712	N/A	Maturity Date Loan / SF:	$61
Insurance:	$8,926	$2,975	N/A	Cut-off Date LTV:	62.4%
Replacement Reserves:	$0	$7,480	N/A	Maturity Date LTV:	50.2%
TI/LC(2):	$800,000	Springing	$500,000	UW NCF DSCR:	1.61x
Other(3):	$57,281	$0	N/A	UW NOI Debt Yield:	10.9%

(1) The buildings were built in 1980, 1981, 1983, 1984, 1987 and 1988.
(2) Upon the TI/LC reserves dropping below $500,000, the borrower will be required to replenish the reserve with monthly deposits of $16,200 until it reaches the $500,000 cap.
(3) Other Initial Escrows and Reserves includes an upfront engineering reserve.

The Loan. The Washington Business Park loan has an outstanding principal balance of approximately $33.9 million and is secured by a first mortgage lien on a 448,752 square foot, seven building mixed use complex located in Lanham, Maryland. The 10-year loan amortizes based on a 30-year schedule. Proceeds from the loan were used to recapitalize the sponsors with $34.0 million following a discounted payoff that was completed in an all cash transaction, fund upfront reserves of approximately $1.2 million and pay closing costs of $0.6 million. In November 2012, a sponsor affiliate acquired the prior $55 million note in an all cash transaction for $51.5 million from a third party that had itself purchased the prior note out of a commercial mortgage securitization.  At the time of the sponsor affiliate’s acquisition, the prior loan was in default and preliminary foreclosure proceedings had been initiated.

The Property. The property includes seven buildings located in the Washington Business Park, in Lanham, Maryland. These seven buildings are comprised of 448,752 square feet of office, flex and warehouse space. The property is 88.3% occupied by 35 tenants as of January 31, 2013. The largest tenant at the property is Kratos Integral Systems, Inc., which leases 92,145 square feet (20.5% of the net rentable area) through October 2015. They sublease 46,700 square feet of their leased space to Thompson Creek Window Company. Kratos Integral Systems, Inc. is involved in the secure management, delivery and distribution of data and information from space and terrestrial-based platforms into networks for military, government and commercial satellite and aerospace customers.  Thompson Creek Window Company is a mid-Atlantic home improvement replacement company.  Thompson is a privately owned and family operated manufacturer and installer of energy-efficent home improvement replacement products.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Washington Business Park

The Market. The property is located in Lanham, Maryland, 17 miles east from Reagan National Airport, 27 miles west of Baltimore International Airport and less than 0.25 miles from the Washington Beltway (Interstate-495).  According to the appraisal, as of year end 2012, the Suburban Maryland market had an average vacancy rate of 11.9% and average asking rents of $7.35 net per square foot for industrial space.  For office space, the Suburban Maryland market has an average vacancy rate of 17.9% with asking rents of $20.00 gross per square foot.  The property is located in the Landover/Lanham submarket which reported an average vacancy rate of 8.9% and average asking rents of $8.50 net per square foot for industrial space.  For office space, the Landover/Lanham submarket has an average vacancy rate of 12.0% with asking rents of $19.50 gross per square foot.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Kratos Integral Systems, Inc.(3)	B3 / B / NA	92,145	20.5%	$12.21	10/31/2015
Optoro, Inc. (4)	NA / NA / NA	40,666	9.1%	$5.83	6/30/2016
CACI Enterprise Solutions(5)	NA / NA / NA	35,862	8.0%	$21.12	2/28/2018
The Ravens Group, Inc.(6)	NA / NA / NA	21,059	4.7%	$7.73	11/30/2021
Otis Elevator Company(7)	NA / NA / NA	17,020	3.8%	$6.70	7/31/2021
PEPCO Government Services	NA / NA / NA	16,439	3.7%	$9.28	12/31/2020
Alliant Insurance	NA / NA / NA	15,294	3.4%	$7.91	12/31/2013
All American Wear	NA / NA / NA	15,112	3.4%	$4.80	2/29/2016
Data Solutions & Tech	NA / NA / NA	13,200	2.9%	$17.07	6/30/2016
Smithsonian Institute	NA / NA / NA	10,871	2.4%	$6.44	4/30/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Kratos Integral Systems, Inc, subleases 46,700 square feet to Thompson Creek Window Company through October 2015.
(4) Optoro, Inc. has the one-time right to terminate its lease in January 2014, subject to a termination fee of approximately $0.1 million with six months notice.
(5) CACI Enterprise Solutions has the one-time right to terminate its lease in April 2014, subject to a termination fee of approximately $1.1 million with 12 months notice.
(6) The Ravens Group, Inc. has the one-time right to terminate its lease in November 2016, subject to a termination fee of approximately $0.1 million with six months notice.
(7) Otis Elevator Company has the one-time right to terminate its lease in July 2016, subject to a termination fee of approximately $0.1 million with nine months notice.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,644,643	$3,761,551	$4,276,568	$4,369,216	$9.74	70.1%
Vacant Income	0	0	0	524,139	1.17	8.4
Gross Potential Rent	$3,644,643	$3,761,551	$4,276,568	$4,893,355	$10.90	78.5%
Total Reimbursements	1,111,666	1,224,029	1,343,746	1,343,746	2.99	21.5
Net Rental Income	$4,756,309	$4,985,580	$5,620,313	$6,237,101	$13.90	100.0%
(Vacancy/Credit Loss)	0	0	0	(524,139)	(1.17)	(8.4)
Other Income	56,296	65,275	62,059	62,059	0.14	1.0
Effective Gross Income	$4,812,605	$5,050,855	$5,682,373	$5,775,022	$12.87	92.6%

Total Expenses	$2,214,545	$2,347,118	$1,951,434	$2,083,974	$4.64	36.1%

Net Operating Income	$2,598,060	$2,703,737	$3,730,938	$3,691,048	$8.23	63.9%

Total TI/LC, Capex/RR	0	0	0	452,957	1.01	7.8

Net Cash Flow	$2,598,060	$2,703,737	$3,730,938	$3,238,091	$7.22	56.1%

Occupancy	79.6%	85.5%	88.6%	91.6%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

FedEx Distribution Facility

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,780,000	Title:	Fee
Cut-off Date Principal Balance:	$26,749,431	Property Type - Subtype:	Industrial - Warehouse
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	238,643
Loan Purpose:	Refinance	Location:	Romeoville, IL
Borrower:	Scannell Properties #131, LLC	Year Built / Renovated:	2012 / N/A
Sponsors:	The Revocable Trust of Robert J. Scannell Dated September 9, 2002 and Robert J. Scannell	Occupancy:	100.0%
		Occupancy Date:	5/6/2013
Interest Rate:	5.27600%	Number of Tenants:	1
Note Date:	3/15/2013	2010 NOI(1):	N/A
Anticipated Repayment Date(2):	4/6/2023	2011 NOI(1):	N/A
Interest-only Period:	None	2012 NOI(1):	N/A
Original Term(3):	120 months	UW Economic Occupancy:	97.0%
Original Amortization:	360 months	UW Revenues:	$2,319,165
Amortization Type:	ARD-Balloon	UW Expenses:	$69,575
Call Protection:	L(25),Def(93),O(2)	UW NOI:	$2,249,590
Lockbox:	Hard	UW NCF:	$2,225,726
Additional Debt:	N/A	Appraised Value / Per SF(4):	$36,400,000 / $153
Additional Debt Balance:	N/A	Appraisal Date:	1/18/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$112
Taxes:	$0	$0	N/A	ARD Loan / SF:	$93
Insurance:	$0	$0	N/A	Cut-off Date LTV:	73.5%
Replacement Reserves:	$0	$1,989	N/A	ARD LTV:	61.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.25x
Other(5)	$150,000	$0	N/A	UW NOI Debt Yield:	8.4%

(1) The property was constructed in 2012 and as such historical financials are not available.
(2) The loan is structured with an anticipated repayment date (“ARD”) of April 6, 2023. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of interest at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 500 basis points plus the greater of (i) the initial interest rate (5.27600%) and (ii) the then current 10-year offered-side swap yield plus 3.19%. The final maturity date of the loan is April 6, 2043.
(3) Represents the Original Term to the ARD.
(4) The appraisal also concluded a “Hypothetical Market Value as Dark” of $26.8 million ($112 per square foot).
(5) Other Initial Escrows and Reserves represent an upfront reserve of $150,000 for completion of punch list items required under the FedEx lease.

The Loan. The FedEx Distribution Facility loan has an outstanding principal balance of approximately $26.7 million and is secured by a first mortgage lien on a single story build-to-suit FedEx Ground terminal located in Romeoville, Illinois. The loan is structured with an anticipated repayment date of April 6, 2023, and a final maturity date of April 6, 2043. The loan amortizes on a 30-year schedule through the ARD and will hyperamortize after the ARD. Proceeds from the loan were used to refinance approximately $23.6 million of existing construction and mezzanine financing, fund upfront reserves of $150,000, pay closing costs of $0.3 million and provide cash to the borrower of $2.7 million.

The Property. Fedex Ground Distribution Facility is a single-story build-to-suit Fedex Ground terminal building with a total of 238,643 square feet of net rentable area, 32’ clear ceiling heights and 221 transit doors/truck bays. The building was built in 2012 with improvements that include an administration/security building, maintenance building and vehicle fueling station.  The property is 100% leased to FedEx Ground Packaging System, Inc. (“FedEx Ground”) and they have a 15-year double net lease with an initial lease maturity in January 2028 with two, 5-year renewal options. FedEx Ground has taken possession of the property and is expected to be fully operational at the property by September 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

FedEx Distribution Facility

The Market. The property is located in Romeoville, Illinois and is part of the I-55 Corridor, an area home to several of the largest and most modern distribution centers in the Chicago Metropolitan area.  The I-55 Corridor industrial concentration has evolved as distribution uses have necessitated access to both Chicago and Midwestern destinations.  Access into the Chicago interstate network is available via I-55 and I-80, located about five and fifteen minutes, respectively, from the corridor.  These highway linkages distinguish the I-55 Corridor as one of the better distribution locations in both the Chicago area and the Midwestern United States. According to the appraisal, industrial properties in the Far Southwest Submarket have average annual rental rates of $4.13 per square foot and an average vacancy of 9.5% as of fourth quarter 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
FedEx Ground Package System, Inc.	Baa1 / BBB / NA	238,643	100.0%	$10.02	1/31/2028
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field which does not guarantee the lease.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,390,892	$10.02	100%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,390,892	$10.02	100%
Total Reimbursements(3)	0	0.00	0.0
Net Rental Income	$2,390,892	$10.02	100.0%
(Vacancy/Credit Loss)	(71,727)	(0.30)	(3.0)
Other Income	0	0.00	0.0
Effective Gross Income	$2,319,165	$9.72	97.0%

Total Expenses(3)	$69,575	$0.29	3.00%

Net Operating Income	$2,249,590	$9.43	97.0%

Total TI/LC, Capex/RR	23,864	0.10	1.0
Net Cash Flow	$2,225,726	$9.33	96.0%

Occupancy	97.0%
(1) The property was constructed in 2012 and as such historical financials are not available.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Fedex’s lease is NN.

Future Additional Debt. The FedEx Ground lease contains an expansion option that would result in an increase in square footage at the property by up to approximately 68,322 square feet that would increase in rent if the borrower completes the expansion.  The borrower may undertake the expansion option and finance the expansion option through either preferred equity or mezzanine financing, in each case subject to the terms of the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 110

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 110

Structural and Collateral Term Sheet	JPMCC 2013-LC11

Contacts

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

Trading & Structuring
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

SPG Syndicate
Contact	E-mail	Phone Number

Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 110